Exhibit 10.1

Strictly Confidential

AGREEMENT AND PLAN OF MERGER

by and among

BRUUSH ORAL CARE, INC.,

BRUUSH MERGER SUB INC

and

ARRIVE TECHNOLOGY INC.

Dated as of December 14, 2023

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Disclosure Letters

Company Disclosure Letter

PubCo Disclosure Letter

Exhibits

Exhibit A: [Reserved]

Exhibit B: [Reserved]

Exhibit C: Lock-up Agreement

Exhibit D: Company Voting Agreement

Exhibit E: Surviving Company Restated Certificate of Incorporation

Exhibit F: Surviving Company Bylaws

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 14, 2023 (this “Agreement”), by and among Bruush Oral Care, Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“PubCo”), Bruush Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (“Merger Sub”, and together with PubCo, the “PubCo Entities”), and Arrive Technology Inc., a Delaware corporation (the “Company”, and collectively with the PubCo and Merger Sub, the “Parties”).

RECITALS

WHEREAS, the Parties intend that on the Closing Date, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), Merger Sub will merge with and into the Company (the “Merger”, and together with the other transactions contemplated hereby, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of PubCo;

WHEREAS, subject to maintaining the Net Cash Minimum (as defined herein below), PubCo intends to transfer, sell and assign all legacy business, assets and liabilities of PubCo existing prior to the Closing Date (“Legacy Business”) to a purchaser, including in the form of a newly established entity (“Purchaser”) and pursuant to that certain Separation Agreement as may be entered into by and between PubCo and Purchaser on terms and conditions to be mutually agreed by PubCo and Purchaser (the “Separation Agreement”). Those Persons that are determined by the current board of directors of PubCo (the “PubCo Board”) to be shareholders of PubCo (“PubCo Legacy Shareholders”) as of the close of business on the date determined by PubCo Board (the “Record Date”) shall be the PubCo Legacy Shareholders for purposes of the Transaction and the Separation Agreement, as applicable. The sale, transfer and assignment of the Legacy Business shall take effect immediately following the Effective Time;

WHEREAS, unless otherwise agreed, at the completion of the Transactions, outstanding shares of the Company’s common stock will be exchanged for common shares in the capital of PubCo (the “PubCo Shares”) based on the terms and conditions of this Agreement whereby the PubCo Legacy Shareholders and holders of PubCo Convertible Securities (such holders, together with PubCo Legacy Shareholders, shall collectively be referred to as “PubCo Interest Holders”) will retain or hold or have the right to retain or hold in the aggregate five point five percent (5.5%) of the PubCo Outstanding Shares at the Closing on a fully diluted and as-converted basis, and the Company Stockholders will receive ninety-four point five percent (94.5%) of the PubCo Outstanding Shares at the Closing on a fully diluted and as-converted basis. In furtherance of the Transactions, any of the Company’s or PubCo’s outstanding common shares or stock purchase warrants, as applicable, or other securities exchangeable or convertible into shares of their respective common shares or stock (such warrants or securities, “Convertible Securities”) shall be either (a) converted into or exchanged for shares of the Company’s or PubCo’s stock, as the case may be, in accordance with the terms of the underlying agreements, which shall be exchangeable for the right to acquire PubCo Shares based on the Exchange Ratio (defined below) or (b) cancelled and shall cease to exist in accordance with their terms or (c) remain outstanding at the Closing and be included in the PubCo Outstanding Shares on an as-converted basis, but in any case, the percentage of ownership interest of the PubCo Interest Holders and the Company Stockholders respectively shall remain the same as set forth in this recital above;

WHEREAS, the PubCo Board has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions, including the Merger and the transaction to be set forth in the Separation Agreement, if any, and (b) declared that it is in the best interests of the shareholders of PubCo that PubCo enter into this Agreement and consummate the Transactions, including the Merger and the transactions to be set forth in the Separation Agreement, if any, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement and the Merger, (b) declared that it is in the best interests of the stockholders of the Company (“Company Stockholders”) that the Company enter into this Agreement and consummate the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote of the stockholders either through a written consent or at a meeting of the stockholders of the Company and (d) recommended to the stockholders of the Company that they adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the board of directors of Merger Sub has approved and declared advisable this Agreement and the Merger on the terms and conditions set forth in this Agreement, and PubCo, in its capacity as the sole stockholder of Merger Sub, will approve and adopt this Agreement by written consent immediately following its execution;

WHEREAS, all directors and executive officers and/or holders of three percent (3%) or more of PubCo Shares shall, prior to the Effective Time, enter into a lock-up agreement in substantially the form attached hereto as Exhibit C (each, a “Lock-up Agreement”);

WHEREAS, certain holders of three percent (3%) or more of the Company Common Stock have, concurrently with the execution and delivery of this Agreement and in their capacity as stockholders of the Company, entered into a voting agreement with PubCo in the form attached hereto as Exhibit D (each, a “Company Voting Agreement”) pursuant to which such stockholders are agreeing to, as promptly as practicable following the effectiveness of the PubCo Registration Statement (defined below), (a) approve by vote at a duly held meeting of the stockholders of the Company the execution, delivery and performance of this Agreement and the Transactions, including the Merger, (b) adopt this Agreement to take (and refrain from taking) certain other actions in connection with the Transactions, in each case, on the terms therein and (c) prior to the Effective Time shall enter into a Lock-up Agreement; and

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I. THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Merger Sub shall be merged with and into the Company in accordance with the DGCL. As a result of the Merger, Merger Sub shall cease to exist, and the Company will become a wholly owned subsidiary of PubCo and shall continue as the surviving corporation of the Merger (the “Surviving Company”).

Section 1.02 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Merger (the “Closing”) shall take place (a) remotely by exchange of documents and signatures (or their electronic counterparts) on the third Business Day after the day on which the conditions set forth in Article VI (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement or (b) at such other place and time as PubCo and the Company may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

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Section 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the Parties prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. As a result of the Merger, Merger Sub shall cease to exist, and the Company will become a wholly owned subsidiary of PubCo and shall continue as the Surviving Company.

Section 1.05 Organizational Documents.

(a) Surviving Company Organizational Documents. The certificate of incorporation of the Company in effect at the Effective Time (the “Company Charter”) shall be the certificate of incorporation of the Surviving Company, except such certificate of incorporation shall be amended and restated in its entirety to be in the form attached hereto as Exhibit E (the “Surviving Company Restated Certificate of Incorporation”), until amended in accordance with applicable Law. The bylaws of the Company in effect at the Effective Time, which shall be in the form attached hereto as Exhibit F, shall be the bylaws of the Surviving Company until amended in accordance with the provisions of such bylaws (the “Surviving Company Bylaws”).

(b) PubCo Organizational Documents. At or prior to the Effective Time, PubCo shall amend its constating documents, and the Parties shall take or cause to be taken all action required to amend and restate the Notice of Articles of PubCo and obtain a Certificate of Name Change in accordance with applicable Law, which shall, among other matters, change the name of PubCo to “Arrive Technology Inc.” or such other name chosen by the Company and approved, in writing, by PubCo (which approval shall not be unreasonably withheld, delayed or conditioned), and effectuate the Reverse Stock Split.

Section 1.06 Directors and Officers.

(a) PubCo Board. The Parties shall take all necessary actions such that, until successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the PubCo Organizational Documents (as defined below), the PubCo Board shall comprise of four (4) individuals as designated by the Company in accordance with the applicable rules and regulations of Nasdaq and set forth in Section 1.06(a) of the Company Disclosure Letter, and one (1) individual from PubCo’s Board prior to the Closing retained (or as may be otherwise designated by the pre-Closing PubCo Board) to serve as an independent director of the PubCo Board, provided, that such individual is reasonably acceptable to the Company.

(b) Officers of PubCo. The Parties shall take all necessary actions such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the PubCo Organizational Documents, the officers of PubCo shall be as set forth in Section 1.06(b) of the Company Disclosure Letter.

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(c) Merger Sub Board of Directors and Officers. The Parties shall take all necessary actions such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, or until their earlier death, resignation or removal in accordance with the Merger Sub’s organization documents, (i) the directors of the Company and (ii) the officers of the Company shall, in each case, be as set forth in Section 1.06(b) of the Company Disclosure Letter.

Section 1.07 Intended Tax Treatment. For federal income Tax purposes, the Merger is intended to (a) result in Bruush being treated as a United States domestic corporation for United States federal income Tax purposes under Section 7874 of the Code and (b) constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

Article II. EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01 Conversion of Capital Stock.

(a) Conversion of PubCo’s Convertible Securities. Immediately prior to the Effective Time, any outstanding Convertible Securities of PubCo shall be either (a) converted into PubCo Shares, (b) modified or otherwise amended to conform and comply with the terms and conditions of this Agreement whereby they may be exercised or converted into PubCo Shares at or after the Effective Time or (c) cancelled and shall cease to exist in accordance with their terms. Notwithstanding anything to the contrary, neither the conversion, modification nor cancellation of the Convertible Securities of PubCo under this Section 2.01(a) shall in any way change or affect the Exchange Ratio.

(b) Conversion of Company Convertible Securities. Immediately prior to the Effective Time, any outstanding Convertible Securities of the Company shall be either (a) converted into Company Common Stock (the “Company Convertible Securities Conversion”), (b) modified or otherwise amended to conform and comply with the terms and conditions of this Agreement whereby they may be exercised or converted into PubCo Shares after the Effective Time or (c) cancelled and shall cease to exist in accordance with their terms. The Company’s issued and outstanding Common Stock shall be subject to Section 2.01(c) below.

(c) Merger. At the Effective Time, by virtue of the Merger and without any additional action on the part of any of the PubCo Entities, the Company or the holders of any of the following securities:

(i) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (and, for the avoidance of doubt, (a) following the conversion of any Company Convertible Securities Conversion and (b) other than Dissenting Shares) shall automatically be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of PubCo Shares equal to the Exchange Ratio (the “Merger Consideration”).

(ii) Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

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(iii) Treasury Stock of the Company. Each share of Company Common Stock held in the treasury of the Company, owned by the Company or any of its direct or indirect wholly owned Subsidiaries or by PubCo or any of its Affiliates at the Effective Time (collectively, the “Excluded Company Shares”) shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Company Shares.

(d) Treatment of Company Securities. All shares of Company Common Stock (including Company Common Stock issued upon any Company Convertible Securities Conversion that have been converted pursuant to Section 2.01(b)) shall be cancelled automatically and shall cease to exist, and the holders of (i) certificates which immediately before the Effective Time represented such shares (the “Company Stock Certificates”) or (ii) shares represented by book-entry (the “Company Book-Entry Shares”) shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration in accordance with Section 2.02.

(e) Equitable Adjustment. If at any time before or within 45 days after the Effective Time, any change in the outstanding shares of capital stock of PubCo or the Company shall occur as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split only to the extent such split has not been previously taken into account in calculating the Exchange Ratio), exercise or conversion of Convertible Securities (including any repricing or adjustments thereof) resulting from or triggered by the Merger, or combination, exchange or readjustment of shares or Convertible Securities, or any stock dividend or stock distribution is declared with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change without any increase in aggregate amounts payable. Notwithstanding the foregoing or anything to the contrary, no adjustment shall in any way alter the ownership interests contemplated herein such that following the Closing, the PubCo Interest Holders will retain or hold or have the right to retain or hold in the aggregate five point five percent (5.5%) of the PubCo Outstanding Shares on a fully diluted and as-converted basis, and the Company Stockholders will receive ninety-four point five percent (94.5%) of the PubCo Outstanding Shares on a fully diluted and as-converted basis. If the Company reasonably determines that any adjustment pursuant to this Section 2.01(e) will (i) reduce or dilute the Company Stockholders’ ownership interest in PubCo Shares as set forth herein, or (ii) result in an increase in or the addition of cash liabilities of PubCo (“Additional Cash Liability”), then the Parties agree to undertake such actions as may be necessary to issue additional PubCo Shares to the Company Stockholders to offset such dilution or the Additional Cash Liability. Also, if the amount of Net Cash on the Closing Date exceeds the Net Cash Minimum, subject to any offset for Additional Cash Liability or dilution not yet adjusted, if applicable, the Parties may agree to further adjust the ownership interests contemplated herein to reflect the increased Net Cash in such manner or by such amount as the Parties mutually agree.

(f) Fractional Shares. No fractional PubCo Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of PubCo Shares. If the product of the number of shares a Company Stockholder holds immediately prior to the Effective Time multiplied by the Exchange Ratio would result in the issuance of a fractional PubCo Share, that product will be rounded down to the nearest whole number of PubCo Shares if it is less than the fraction of one-half (0.5) of one PubCo Share, or rounded up to the nearest whole number of PubCo Shares if the said product is greater than or equal to the fraction of one-half (0.5) of one PubCo Share.

Section 2.02 Surrender and Payment.

(a) Exchange Agent. Prior to the Effective Time, PubCo and the Company shall appoint Odyssey Trust Company to serve as exchange and payment agent (the “Exchange Agent”), for the purpose of exchanging the Company Stock Certificates, if any, for the consideration payable in respect of PubCo Shares and will enter into an agreement with such Exchange Agent on terms reasonably satisfactory to the Company.

(b) Exchange Fund. On or prior to the Closing Date, PubCo and the Company shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Company Common Stock, the aggregate Merger Consideration, issuable in connection with the Merger. All book-entry shares representing PubCo Shares deposited by PubCo with the Exchange Agent for distribution pursuant to this Article II are referred to in this Agreement as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by PubCo and the Company, deliver the appropriate PubCo Shares out of the Exchange Fund to holders of Company Common Stock, as applicable, pursuant to the provisions of this Article II. The Exchange Fund will not be used for any other purpose.

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(c) Exchange Procedures.

(i) Letter of Transmittal. As promptly as practicable but in no event later than two Business Days following the Effective Time, PubCo shall, or shall cause the Exchange Agent to, mail to each Company Stockholder (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to such holder’s shares shall pass, only upon proper delivery of the Company Stock Certificate, as applicable, to the Exchange Agent or, in the case of Company Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal and (B) instructions for surrendering such Company Stock Certificates or Company Book-Entry Shares.

(ii) Surrender of Shares of Company Stock. Upon surrender of a Company Stock Certificate or of a Company Book-Entry Share for cancellation to the Exchange Agent in accordance with the instructions provided by the Exchange Agent pursuant to Section 2.02(c)(i) above, together with a duly executed and completed letter of transmittal and any other documents reasonably required by the Exchange Agent, the holder of that Company Stock Certificate or Company Book-Entry Share shall be entitled to receive, and the Exchange Agent shall issue in exchange therefor, the Merger Consideration in accordance with Section 2.02(c)(i)(B) in respect of the number of shares formerly evidenced by that Company Stock Certificate or Company Book-Entry Share.

(iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Company Stock Certificate is accompanied by all documents required by PubCo or the Company, as applicable, to evidence and effect that transfer and (B) the Person requesting such payment (1) pays any applicable transfer taxes or (2) establishes to the reasonable satisfaction of PubCo and the Exchange Agent that any such transfer taxes have already been paid or are not applicable.

(iv) No Other Rights. Until surrendered in accordance with this Section 2.02(c), each Company Stock Certificate and each Company Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration. Any Merger Consideration paid upon the surrender of any Company Stock Certificate or Company Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Stock Certificate or Company Book-Entry Share and the shares of Company Common Stock formerly represented by it.

(d) Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by PubCo, the posting by such Person of a bond, in such reasonable amount as PubCo may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent shall pay, in exchange for such affidavit claiming such Company Stock Certificate is lost, stolen or destroyed, the Merger Consideration, to such Person in respect of the shares of the Company Common Stock represented by such Company Stock Certificate.

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(e) No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately before the Effective Time.

(f) Required Withholding. Insofar as applicable, each of PubCo, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Law. To the extent that any amounts are so deducted, withheld and paid to the appropriate Governmental Authorities, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

(g) No Liability. None of PubCo, the Surviving Company or the Exchange Agent (or any of their respective officers, directors, employees, agents or Affiliates) shall be liable to any holder of Company Stock Certificates or Company Book-Entry Shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Law.

(h) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Company Stock Certificates or Company Book-Entry Shares one year after the Effective Time shall be delivered by the Exchange Agent to PubCo upon demand. Thereafter, any holder of Company Stock Certificates or Company Book-Entry Shares who has not theretofore complied with this Article II shall look only to PubCo for, and PubCo shall remain liable for, payment of the applicable Merger Consideration pursuant to the terms of this Article II, subject to any applicable abandoned property, escheat or similar Law.

Section 2.03 Treatment of Equity Awards.

(a) PubCo Stock Options.

(i) Immediately prior to the Effective Time, but following the Reverse Stock Split, each PubCo Stock Option that is then outstanding and fully vested under its terms, as set forth in Section 4.06 of the PubCo Disclosure Letter, shall remain outstanding and unamended. Each aforementioned PubCo Option Award shall continue to have, and shall continue to be subject to, the same terms and conditions as applied to the corresponding PubCo Stock Option as of immediately prior to the Effective Time. For the avoidance of doubt, the outstanding PubCo Stock Options at the Effective Times shall not in any way change or otherwise affect the percentage of ownership interest of the PubCo Interest Holders and the Company Stockholders, respectively, as contemplated under this Agreement.

(ii) Except as provided under Section 2.03(i) immediately prior to the Effective Time, but following the Reverse Stock Split, all other PubCo Stock Options that are then outstanding shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect of such PubCo Stock Options, and have no further force or effect.

(b) Company Stock Options. Each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into an option award with respect to a number of PubCo Shares (rounded up or down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio (each, a “Company Adjusted Option Award”). Each such Company Adjusted Option Award shall continue to have, and shall be subject to, the same terms and conditions (including vesting and settlement terms) as applied to the corresponding Company Stock Option immediately prior to the Effective Time. For the avoidance of doubt, with respect to any Company Stock Option that, immediately prior to the Effective Time, remains subject to performance vesting based on the achievement of performance metrics, the vesting of such Company Stock Option shall remain subject to the performance vesting terms of the applicable award agreement evidencing such Company Stock Option. Notwithstanding any other provision of this Agreement, all Company Stock Options shall be treated in a manner so as not to result in the incurrence of a penalty tax under Section 409A of the Code.

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(c) Company Actions. Prior to the Effective Time, the Company shall adopt such resolutions and take all other actions necessary or appropriate to effectuate the actions contemplated by this Section 2.03, such that (i) all Company Stock Options shall be converted in accordance with this Agreement and (ii) as of the Effective Time, each holder of a Company Stock Option shall cease to have any rights with respect to shares of Company Common Stock or otherwise under the terms of such Company Stock Option, other than as contemplated by this Section 2.03.

Section 2.04 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock for which the holder thereof (i) has not voted in favor of the Merger or consented in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, the DGCL (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.01.

(b) Notwithstanding the provisions of Section 2.04(a), if any holder of Dissenting Shares effectively waives, withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then such holder’s shares (i) shall be deemed no longer to be Dissenting Shares, and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration upon surrender of the Company Stock Certificate or Company Book-Entry Share formerly representing such shares in accordance with Section 2.02.

(c) The Company shall give PubCo (i) notice of any written demands for appraisal of any shares of Company Common Stock, the withdrawals of such demands and any other related instrument served on the Company under the DGCL and (ii) the right to participate in, and at PubCo’s election and expense, direct all negotiations and proceedings with respect to such demands for appraisal. The Company shall not (or cause or permit any person on its behalf to) offer to make or make any payment or settle, compromise, or offer to settle or compromise, or otherwise negotiate with respect to any such demands for appraisal without the prior written consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed.

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections of the disclosure letter delivered by the Company to the PubCo Entities before the execution of this Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section to which the relevance of such item is reasonably apparent, the Company represents and warrants to each PubCo Entity that:

Section 3.01 Organization and Power. Each of the Company and its Subsidiaries, if any, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Company has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Each of the Company’s Subsidiaries, if any, has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the failure to have such requisite power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries, if any, is duly qualified to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.02 Organizational Documents. The Company has made available to PubCo true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (collectively, the “Company Organizational Documents”), and (i) the Company Organizational Documents are in full force and effect and (ii) the Company is not in violation in any material respects of any provision of the Company Organizational Documents.

Section 3.03 Governmental Authorizations. Assuming that the representations and warranties of the PubCo Entities contained in Section 4.04 are true and correct, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, including the Merger, do not and will not require any consent, approval or other authorization of, or registration or filing with or notification to any Governmental Authority (collectively, “Governmental Authorizations”), other than:

(a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) any other filings or reports that may be required in connection with this Agreement and the Transactions under the Securities Exchange Act of 1934 (the “Exchange Act”) or state securities Laws or “blue sky” Laws;

(c) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

(d) the HSR Act and any applicable requirements of other Antitrust Laws.

Section 3.04 Corporate Authorization.

(a) The Company Board has unanimously (i) approved and declared advisable this Agreement and the Transactions, including the Merger, (ii) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (iii) directed that the adoption of this Agreement be submitted to holders of a Requisite Company Vote and (iv) recommended to the stockholders of the Company that they adopt this Agreement. Except as set forth in Section 3.04 of the Company Disclosure Letter, the Company Stockholder Approval is the only vote of the holders of stock of the Company necessary to adopt this Agreement and approve the Transactions. Each Person that executes the Company Voting Agreement is a holder of three percent (3%) or more of the voting equity securities of the Company, in each case, within the meaning of the SEC’s Compliance and Disclosure Interpretation 239.13.

(b) Except as set forth in Section 3.04 of the Company Disclosure Letter, the Company has all requisite corporate power and authority to enter into this Agreement, and assuming the Company Stockholder Approval is received, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and, subject to the receipt of the Company Stockholder Approval, the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

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Section 3.05 Non-Contravention. Except as set forth in Section 3.05 of the Company Disclosure Letter, and subject to obtaining the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions do not and will not (a) contravene or conflict with, or result in any material violation or breach of, any provision of (i) the Company Organizational Documents or (ii) the comparable organizational or governing documents of any of the Subsidiaries of the Company, if any, (b) contravene or conflict with, or result in any material violation or breach of, any Law applicable to the Company or any of its Subsidiaries or by which any Company Assets are bound, assuming that all Governmental Authorizations described in Article VI have been obtained or made, (c) except as set forth in Section 3.05 of the Company Disclosure Letter, result in any violation, termination, acceleration of any material obligation, cancellation or material breach of, or constitute a default (with or without notice or lapse of time or both) or require any notice or consent under, any Company Material Contracts or Company Real Property Leases (as defined below) to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the Company Assets, except, in the case of clauses (a)(ii), (b), (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.06 Capitalization.

(a) As of the date of this Agreement, the Company’s authorized capital stock consists solely of 200,000,000 shares of Company Common Stock and out of which 119,100,644 shares of Company Common Stock are issued and outstanding. As of December 8, 2023, the Company’s capitalization table is as set out in Section 3.06(a) of the Company Disclosure Letter. The Company has three (3) warrants that are issued and outstanding and such warrants are exercisable for an aggregate of 652,857 shares of Company Common Stock.

(b) Except as set forth in Section 3.06(a), to the extent expressly permitted under Section 5.01 (including as required by applicable Law), as set forth in Section 3.06(b) of the Company Disclosure Letter, (i) there are no outstanding shares of capital stock of the Company, (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements or commitments (other than this Agreement) relating to the issuance or acquisition of capital stock to which the Company or any of its Subsidiaries, if any, is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests,(B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests or (D) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries, if any, or any other Person.

(c) All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

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(d) Each outstanding share of capital stock or other equity interests of each Subsidiary, if any, of the Company is duly authorized, validly issued, fully paid and non-assessable, in each case, to the extent such concepts are applicable to such capital stock or other equity interests, and not subject to any pre-emptive rights.

(e) Except as set forth in the Company Organizational Documents and Section 3.06(b) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries, if any, to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any Subsidiary, if any, of the Company.

(f) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries, if any, is a party with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, if any. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries, if any, that entitle the holder of such instruments of indebtedness to vote together with stockholders of the Company on any matters with respect to the Company or any Subsidiary, if any.

(g) Section 3.06(g) of the Company Disclosure Letter sets forth a true, complete and correct list of all Persons, as of the date hereof, who hold Company Stock Options, indicating, with respect to each such holder, the number of shares of Company Common Stock subject to such option, exercise price, expiry date and date of grant.

Section 3.07 Subsidiaries.

(a) Section 3.07 of the Company Disclosure Letter sets forth a complete and accurate list of each Subsidiary of the Company, if any. The Company has made available to PubCo the organizational documents of each Subsidiary of the Company, if any.

(b) Each of the Subsidiaries of the Company, if any, is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). The Company does not own, directly or indirectly, any capital stock of, or any other securities convertible or exchangeable into or exercisable for capital stock of, any Person other than the Subsidiaries of the Company, if any.

Section 3.08 Financial Statements. Section 3.08 of the Company Disclosure Letter contains true, correct and complete copies of the unaudited balance sheet of the Company and its Subsidiaries, if any, as of September 30, 2023 (the “Balance Sheet Date”), and the related statements of operations, stockholders’ equity and cash flows for the period starting with the Company Incorporation Date and ending on September 30, 2023 (the “Company Unaudited Financial Statements”). The Company Unaudited Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries, if any, as of the times and for the periods referred to therein and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”). There are no off-balance sheet arrangements to which the Company nor any of its Subsidiaries, if any, is a party.

Section 3.09 Undisclosed Liabilities. As of the date of this Agreement, except as set forth in Section 3.09 of the Company Disclosure Letter, there are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Company or any of its Subsidiaries, if any, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

(a) Liabilities reflected or reserved against in the Company Unaudited Financial Statements as of the Balance Sheet Date or the footnotes thereto;

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(b) Liabilities incurred since the Balance Sheet Date in the ordinary course of business;

(c) Liabilities incurred in connection with the Transactions or as permitted or contemplated expressly by this Agreement;

(d) Liabilities incurred pursuant to Contracts or Permits binding on the Company or any of its Subsidiaries (other than those resulting from any breach or default under such Contract or Permit); and

(e) Liabilities that would not, individually or in aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.10 Absence of Certain Changes. Except as otherwise expressly contemplated or required by this Agreement, or as set forth in Section 3.10 of the Company Disclosure Letter, since the Balance Sheet Date to the date of this Agreement, (a) the business of the Company and each of its Subsidiaries, if any, has been conducted, in all material respects, in the ordinary course of business, excluding the exaction and performance of this Agreement and the discussion, negotiations and transactions related thereto, (b) there has not been any Company Material Adverse Effect and (c) there has not been nor occurred any event, condition, action or effect that, if taken during this period, would constitute a breach of Section 5.01.

Section 3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Letter, from the Balance Sheet Date through the date of this Agreement, (a) there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, sanctions, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings before a Governmental Authority (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, if any, or any of its or their assets or properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (b) there are no Orders outstanding against the Company or any of its Subsidiaries, if any, or any of its or their assets or properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.12 Material Contracts.

(a) Section 3.12 of the Company Disclosure Letter sets forth a list of each of the following Contracts to which, as of the date of this Agreement, the Company or any of its Subsidiaries, if any, is a party (each, a “Company Material Contract”):

(i) each Contract (A) not to (or otherwise restricting or limiting the ability of the Company or any of its Subsidiaries, if any, to) compete in any line of business or geographic area or (B) to restrict the ability of the Company or any of its Subsidiaries, if any, to conduct business in any geographic area;

(ii) each Contract (other than any under the Company’s benefit plan) that is reasonably likely to require, during the remaining term of such Contract, annual payments by the Company or any of its Subsidiaries that exceed $250,000;

(iii) all Contracts granting to any Person an option or a first refusal, first offer or similar preferential right to purchase or acquire any material Company Assets;

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(iv) all material Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment (other than agreements with employees, non-exclusive licenses granted to the Company’s or its Subsidiaries’, if any, customers, and non-exclusive licenses to commercially available, off-the-shelf Software that have been granted on standardized, generally available terms);

(v) all partnership, joint venture or other similar agreements or arrangements;

(vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (or a series of related agreements) with an aggregate outstanding principal amount not exceeding $1,000,000;

(vii) any agreement for the disposition or acquisition by the Company or any of its Subsidiaries, if any, with material obligations of the Company or any of its Subsidiaries, if any, (other than confidentiality obligations) remaining to be performed or material Liabilities of the Company or any of its Subsidiaries, if any, continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business;

(viii) any agreement with (A) the top ten (10) customers of the Company and its Subsidiaries, if any, taken as a whole, as applicable and (B) the top ten (10) suppliers of the Company and its Subsidiaries, if any, taken as a whole, as applicable, in each case, for the 2022 fiscal year and as of September 30, 2023, measured by the aggregate obligations paid or agreed to pay to or by the Company, as applicable;

(ix) any agreement restricting or limiting the payment of dividends or the making of distributions to stockholders, including intercompany dividends or distributions other than such restrictions or limitations that are required by applicable Law;

(x) any Contract for the development of Intellectual Property, other than those entered into in the ordinary course of business with Company employees and contractors on the Company’s standard form for such Contracts; and

(xi) to the extent not set forth in Section 3.12(a) of the Company Disclosure Letter pursuant to another subsection of this Section 3.12(a), all material agreements with any Governmental Authority.

(b) Each Company Material Contract is a valid and binding agreement of the Company or its applicable Subsidiary, if any, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company or such Subsidiary, if any, nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such Company Material Contract, (ii) as of the date of this Agreement, there are no material disputes in connection with any such Company Material Contract and (iii) as of the date of this Agreement, no party under any Company Material Contract has given written notice of its intent to terminate or otherwise seek a material amendment to such Company Material Contract.

Section 3.13 [Intentionally Left Blank.]

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Section 3.14 Labor Relations.

(a) (i) No employee of the Company nor any of its Subsidiaries, if any, is represented by a union and, to the Knowledge of the Company, no union organizing efforts are currently being conducted, (ii) neither the Company nor any of its Subsidiaries is a party to, and is not currently negotiating any entry into, any collective bargaining agreement or other labor Contract and (iii) no strike, picket, work stoppage, work slowdown or other organized labor dispute exists in respect of the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and has been since the Company Incorporation Date, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices, including but not limited to all Laws relating to: (i) the hiring, promotion, assignment and termination of employees (including but not limited to timing and usage of employment applications, drug testing and pre-employment testing); (ii) discrimination; (iii) harassment; (iv) retaliation; (v) equal employment opportunities; (vi) disability; (vii) labor relations; (viii) wages and hours; (ix) the Fair Labor Standards Act of 1938 and applicable state and local wage and hour Laws (collectively, “FLSA”); (x) hours of work; (xi) payment of wages (including but not limited to the timing of payments, recordkeeping and reporting of wages to employees); (xii) immigration; (xiii) workers’ compensation; (xiv) employee benefits; (xv) background and credit checks; (xvi) working conditions; (xvii) occupational safety and health; (xviii) family and medical leave; (xix) classification of employees; (xx) unfair competition/noncompetition; (xxi) any bargaining or other obligations under the National Labor Relations Act; and (xxii) COVID-19.

(c) Neither the Company nor any of its Subsidiaries has incurred any material Liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law (collectively, the “WARN Act”) that remains unsatisfied.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no claims, suits, actions or other legal proceedings, against the Company or any of its Subsidiaries or, to the Company’s Knowledge, investigations pending or threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of senior vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Company’s Knowledge, threatened claims, suits, actions or other legal proceeding against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employees or other individual service providers of the Company or any of its Subsidiaries, any current or former leased employee, intern, volunteer or “temp” of the Company or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing or any Governmental Authority alleging: (i) violation of any labor or employment Laws; (ii) breach of any collective bargaining agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.

(f) Since January 1, 2023, no executive officer has terminated employment with the Company, and no executive officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an executive officer of the Company.

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Section 3.15 Taxes.

(a) (i) All income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), and all such Tax Returns are true, complete and correct in all material respects, (ii) the Company and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all material Taxes due and payable (whether or not shown to be due on any Tax Return) and have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable in the most recent financial statements of the Company and its Subsidiaries and (iii) the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding and payment over to the appropriate Governmental Authority of all Taxes required to be withheld by the Company and its Subsidiaries.

(b) (i) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, any material Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending, (ii) no audit is pending or threatened in writing with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries and (iii) no claim in writing has been made by any Governmental Authority in a jurisdiction where the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) There are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(d) Neither the Company nor any of its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax Law).

(e) The Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code.

(f) Neither the Company nor any of its Subsidiaries has any Liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee, successor, by Contract (other than pursuant to any ordinary course Contract, the principal purpose of which does not relate to Taxes) or otherwise.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting adopted prior to the Closing for a taxable period ending on or prior to the Closing Date; (ii) any intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state or local income Tax law); (iii) any installment sale or open transaction disposition made prior to the Closing; (iv) any item of deferred revenue; (v) any election under Section 965 of the Code; (vi) any prepaid amounts received prior to the Closing Date; or (vii) any agreement entered into with any Governmental Authority with respect to Taxes.

(h) Neither the Company nor any of its Subsidiaries has taken any action that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the Knowledge of the Company, there are no facts or circumstances, other than any facts and circumstances to the extent that such facts and circumstances exist or arise as a result of or related to any act or omission occurring after the date of this Agreement of any PubCo Entity or any of its Affiliates not contemplated by this Agreement, that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

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Section 3.16 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) The Company and its Subsidiaries comply and have complied with all applicable Environmental Laws.

(b) The Company and its Subsidiaries possess all Permits required under Environmental Laws necessary for their respective operations as currently conducted, and are in compliance with such Permits, which are, and through the Closing Date shall remain, in full force and effect.

(c) Neither the Company nor any Subsidiary, if any, has received any written notice or request for information from any Governmental Authority or other third party related to any actual or alleged Liability under Environmental Law, including any investigatory, remedial or corrective obligations or otherwise pertaining to Hazardous Substances.

(d) To the Knowledge of the Company, as of the date of this Agreement, no condition exists on any property owned or operated by the Company and its Subsidiaries or any other location which has given rise to, or would reasonably be expected to give rise to, any Liability relating to environmental or Hazardous Substances matters or Environmental Laws.

(e) To the Knowledge of the Company, the Transactions do not require notice to, or approval from, any Governmental Authority under any Environmental Law.

Section 3.17 Intellectual Property; Data Privacy.

(a) Each of the Company and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of the Company and its Subsidiaries (collectively, the “Company Intellectual Property”) free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list of the following which are owned or purported to be owned by the Company or any of its Subsidiaries: (i) patents and patent applications, (ii) registered trademarks and applications therefor, (iii) registered copyrights and applications therefor and (iv) domain name registrations ((i) - (iv), the “Company Registered IP”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not encumber, impair or extinguish any of the Company Intellectual Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (“Company Owned Intellectual Property”) (A) has been adjudged invalid or unenforceable in whole or in part or (B) is the subject of any cancellation or reexamination proceeding or any other proceeding challenging its ownership, use, registrability, validity and enforceability and (ii) to the Knowledge of the Company, all Company Registered IP is subsisting, in full force and effect, and, to the Knowledge of the Company, valid and enforceable, and all renewal fees and other maintenance fees have been paid. There exist no material contractual restrictions on the disclosure, use, license or transfer of any Company Owned Intellectual Property.

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(c) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate, and has not, since the Company Incorporation Date, infringed upon, misappropriated, or otherwise violated, the Intellectual Property rights of any Third Party and (ii) no Legal Action is pending, asserted in writing or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that the conduct of the business of the Company or its Subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any Third Party. To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating, or has, since the Company Incorporation Date, infringed upon, misappropriated, or otherwise violated, any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain and protect the confidentiality of all Company Intellectual Property that is material to the business of the Company and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company Owned Intellectual Property that is material to the business of the Company and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than to Third Parties that are bound by customary, written confidentiality agreements entered into in the ordinary course of business consistent with past practice and that are, to the Knowledge of the Company, valid and enforceable.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Persons who have contributed, developed or conceived any Company Owned Intellectual Property have done so pursuant to a valid and enforceable Contract (subject to enforceability exceptions for bankruptcy and insolvency and subject to principles of equity) that protects the confidential information of the Company and its Subsidiaries and assigns to the Company (or one of its Subsidiaries, as applicable) exclusive ownership of the Person’s contribution, development or conception, other than Intellectual Property excluded by Law or non-assignable moral rights.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have sufficient rights to use all Software, including middleware, databases and systems, information technology equipment and associated documentation used or held for use in connection with the operation of the business of the Company and its Subsidiaries (“IT Assets”); (ii) in each case, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations necessary for the current operation of the business of the Company and its Subsidiaries, and all IT Assets are owned or licensed under valid licenses and operated by and are under the control of the Company and its Subsidiaries; (iii) the IT Assets have not materially malfunctioned or failed since the Company Incorporation Date, and to the Knowledge of the Company, do not contain any viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization or disable or erase the IT Assets or (B) otherwise materially adversely affect the functionality of the IT Assets; (iv) the Company and its Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business of the Company and its Subsidiaries and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities; (v) no Person has gained unauthorized access to any IT Assets since the Company Incorporation Date; (vi) the Company and its Subsidiaries have maintained, continue to maintain, and caused their vendors to maintain, safeguards, security measures and procedures against the unauthorized access, disclosure, destruction, loss or alteration of customer data or information (including any personal or device-specific information) in its possession or control that comply with any applicable contractual and legal requirements and meet industry standards; and (vii) the Company and its Subsidiaries have in place with the third-party owners and operators of all data centers which provide services related to the business of the Company and its Subsidiaries written agreements that ensure that such Third Parties adhere to and are in compliance with commercially reasonable standards and requirements.

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(g) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws pertaining to (i) data security, cybersecurity, privacy and (ii) the collection, storage, use, access, disclosure, processing, security and transfer of personal data, to the extent that it is subject to same. Except as set forth in Section 3.17(g) of the Company Disclosure Letter, the Company and its Subsidiaries do not have any premises, employees or tangible assets, and does not conduct any business activities, in any country other than the United States.

Section 3.18 Real Property; Personal Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of the Company and its Subsidiaries (the “Company Real Property”) and (ii) the ownership of or leasehold interest in any Company Real Property is not subject to any Lien (except in all cases for Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has leased, subleased, licensed, sublicensed or otherwise granted to any Person the right to use or occupy any Company Real Property or any portion thereof, other than the right of PubCo pursuant to this Agreement. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Company Real Property or any portion thereof or interest therein, and except for this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contract to sell, transfer, or encumber any Company Real Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the material leases, subleases and other agreements under which the Company or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any material real property (the “Company Real Property Leases”) is valid and binding (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles), and no termination event or condition or uncured default on the part of the Company or its Subsidiaries exists under any Company Real Property Lease.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all Company Assets and (ii) none of the Company’s or any of its Subsidiaries’ ownership of or leasehold interest in any such Company Assets is subject to any Liens (except in all cases for Permitted Liens).

Section 3.19 Permits; Compliance with Law.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, waivers, notices and other permits of any Governmental Authority (“Permits”) necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted (collectively, the “Company Permits”). All such Company Permits are in full force and effect in all material respects and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, has been threatened in writing against the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has at all times since the Company Incorporation Date been in compliance in all material respects with (i) all Laws applicable to the Company or such Subsidiary, if any, or by which any of the Company Assets is bound and (ii) all Laws applicable to, and the terms and conditions of, any Company Permits.

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Section 3.20 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries currently conduct, and have at all times since the Company Incorporation Date, conducted their respective businesses in compliance with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject, including any settlement agreements or corporate integrity agreements, (ii) except for routine matters arising in the ordinary course of business, none of the Company nor any of its Subsidiaries has received any written notice, citation, suspension, revocation, limitation, warning or request for repayment or refund issued by a Governmental Authority which alleges or asserts that the Company or any of its Subsidiaries has violated any Laws or which requires or seeks to adjust, modify or alter the Company’s or any of its Subsidiaries’ operations, activities, services or financial condition that has not been fully and finally resolved to the Governmental Authority’s satisfaction without further Liability to the Company and its Subsidiaries and (iii) there are no restrictions imposed by any Governmental Authority upon the Company’s or any of its Subsidiaries’ business, activities or services which would restrict or prevent the Company or any of its Subsidiaries from operating as it currently operates.

(b) As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries and (ii) to the Knowledge of the Company, all of their respective directors, officers, agents and employees, are in compliance with, to the extent applicable, all Laws arising out of their employment or board relationship with the Company.

Section 3.21 Takeover Statutes. The Company Board has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Transactions, including by approving this Agreement and the other Transactions. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of the Company or any of its Subsidiaries.

Section 3.22 Transactions with Affiliates. Except as set forth in Section 3.22 of the Company Disclosure Letter, there are no transactions, arrangements or Contracts between the Company or any Subsidiary of the Company, if any, on the one hand, and any stockholder, officer, director or Affiliate (other than the Company and its Subsidiaries) of the Company, on the other hand, other than employment relationships, equity arrangements and compensation, benefits, travel advances and employee loans in the ordinary course of business.

Section 3.23 Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date. As of the date of this Agreement, none of the Company nor any of its Subsidiaries has received any written notice of default or cancellation of any such policy. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries (“Insurance Policies”) provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain Insurance Policies that, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

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Section 3.24 Brokers. Except as set forth in Section 3.24 of the Company Disclosure Letter, no broker, finder, adviser or investment banker is entitled to any brokerage, success, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Article IV. REPRESENTATIONS AND WARRANTIES OF PUBCO ENTITIES

Except as (a) set forth in the corresponding sections of the disclosure letter delivered by the PubCo Entities to the Company before the execution of this Agreement (the “PubCo Disclosure Letter”), it being agreed that disclosure of any item in any section of the PubCo Disclosure Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section to which the relevance of such item is reasonably apparent or (b) disclosed in any of the PubCo SEC Reports (excluding all disclosures other than in an annual report on Form 20-F for the year ended October 31, 2022 and any amendments to such Form 20-F included in the PubCo SEC Reports, contained under the headings “Risk Factors,” “Disclosure Regarding Forward Looking Statements” or “Quantitative and Qualitative Disclosures about Market Risk” or in any other sections to the extent such disclosures are prospective or forward-looking statements or cautionary, predictive or forward-looking in nature); provided, that nothing disclosed in the PubCo SEC Reports shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.11, and Section 4.27 of this Agreement, the PubCo Entities, jointly and severally, represent and warrant to the Company that:

Section 4.01 Organization and Power. Each of the PubCo Entities is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each PubCo Entity has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the failure to have such requisite power or authority would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect. Each of the PubCo Entities is duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or other legal entity, as applicable, and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect.

Section 4.02 Organizational Documents. Each PubCo Entity has made available to the Company true and complete copies of the certificate of incorporation and articles or bylaws, as applicable, of the PubCo Entities as in effect on the date of this Agreement (collectively, the “PubCo Organizational Documents”). Neither PubCo nor Merger Sub is in breach in any material respect of the PubCo Organizational Documents governing PubCo and Merger Sub, respectively.

Section 4.03 Governmental Authorizations. Assuming that the representations and warranties of the Company contained in Section 3.04 are true and correct, the execution, delivery and performance of this Agreement by each PubCo Entity and the consummation by each of the PubCo Entities of the Transactions do not and will not require any Governmental Authorizations, other than:

(a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

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(b) the filing of a Form 11 – Notice of Alteration with the British Columbia Registry Services by PubCo;

(c) the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-4 (together with all amendments and supplements thereto, and including the Proxy Statement contained therein, if any, the “PubCo Registration Statement”);

(d) any other filings or reports that may be required in connection with this Agreement and the Transactions under the Exchange Act or state securities Laws or “blue sky” Laws;

(e) compliance with Nasdaq rules and regulations; and

(f) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect.

Section 4.04 Corporate Authorization. Each PubCo Entity has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The PubCo Board has unanimously (a) approved and declared advisable this Agreement and the Transactions, including the Merger and (b) declared that it is in the best interests of PubCo that PubCo enter into this Agreement and consummate the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement. The execution, delivery and performance of this Agreement by each PubCo Entity and the consummation by each PubCo Entity of the Transactions have been duly and validly authorized by all necessary corporate action on the part of each PubCo Entity. This Agreement has been duly and validly executed and delivered by the PubCo Entities and constitutes a legal, valid and binding agreement of each PubCo Entity enforceable against each PubCo Entity in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). No vote of the holders of any class or series of capital stock of PubCo is required to approve and adopt this Agreement and the Transactions.

Section 4.05 Non-Contravention. The execution, delivery and performance of this Agreement by each PubCo Entity and the consummation of the Transactions do not and will not (a) contravene or conflict with, or result in any violation or breach of, any provision of the PubCo Organizational Documents, (b) contravene or conflict with, or result in any material violation or breach of, any Law applicable to any of the PubCo Entities or by which any PubCo Assets are bound, assuming that all Governmental Authorizations described in Section 4.03 have been obtained or made, (c) result in any violation, termination, acceleration of any material obligation, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) or require any notice or consent under, any PubCo Material Contracts or PubCo Real Property Leases to which the PubCo Entities or any of their respective Subsidiaries is a party or by which any PubCo Assets are bound or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the PubCo Assets, except, in the case of clauses (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect.

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Section 4.06 Capitalization.

(a) As of the date of this Agreement, PubCo’s authorized capital stock consists solely of an unlimited number of common shares in the capital of PubCo, without par value. As of the date of this Agreement, PubCo’s capitalization table is as set out in Section 4.06(a) of the PubCo Disclosure Letter.

(b) Except as set forth in Section 4.06(a), or to the extent expressly permitted under Section 5.02 (including as required by applicable Law), (i) there are no outstanding shares of capital stock of any PubCo Entity (subject to any exercise of PubCo Stock Options after the date of this Agreement each in accordance with their terms) and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements or commitments (other than this Agreement) relating to the issuance or acquisition of capital stock to which any of the PubCo Entities is a party obligating the PubCo Entities to (A) issue, transfer or sell any shares of capital stock or other equity interests of any of the PubCo Entities or securities convertible into or exchangeable for such shares or equity interests or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests or (D) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in PubCo or any other Person.

(c) All outstanding PubCo Shares have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. All outstanding PubCo Shares and PubCo Stock Options were offered, sold and issued in compliance in all material respects with applicable securities Laws and were not issued in violation in any material respect of (i) the PubCo Organizational Documents applicable to PubCo or (ii) any Contract.

(d) Each outstanding share of capital stock or other equity interests of Merger Sub is duly authorized, validly issued, fully paid and non-assessable, in each case, to the extent such concepts are applicable to such capital stock or other equity interests, and not subject to any pre-emptive rights.

(e) Except as set forth in this Section 4.06, there are no outstanding contractual obligations of the PubCo Entities to repurchase, redeem or otherwise acquire any capital stock of the PubCo Entities, including PubCo Shares, or capital stock of any Subsidiary of PubCo.

(f) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the PubCo Entities is a party with respect to the voting of any shares of capital stock of any of the PubCo Entities. There are no bonds, debentures, notes or other instruments of indebtedness of the PubCo Entities that entitle the holder of such instruments of indebtedness to vote together with shareholders or stockholders of the PubCo Entities, as applicable, on any matters with respect to the PubCo Entities.

(g) Section 4.06(g) of the PubCo Disclosure Letter sets forth a true, complete and correct list of all Persons who, as of the date hereof, hold PubCo Stock Options, indicating, with respect to each such holder, the number of PubCo Shares subject to such option, the exercise price of each PubCo Stock Option and the date of grant.

Section 4.07 Subsidiaries.

(a) Section 4.07(a) of the PubCo Disclosure Letter sets forth a complete and accurate list of each Subsidiary of the PubCo Entities, if any. PubCo has made available to the Company the organizational documents of each Subsidiary of the PubCo Entities, if any.

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(b) Each of the Subsidiaries of the PubCo Entities is wholly owned by PubCo, directly or indirectly, free and clear of any Liens (other than Permitted Liens). PubCo does not own, directly or indirectly, any capital stock or other equity securities of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity securities of, any Person other than the Subsidiaries of PubCo. PubCo has not agreed to, is not obligated to make and is not bound by any Contract under which it may become obligated to make any future investment in or capital contribution to any Person other than the Subsidiaries of PubCo.

Section 4.08 SEC Filings and the Sarbanes-Oxley Act.

(a) PubCo has filed with or furnished to the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by applicable Law to be filed with or furnished by PubCo to the SEC in a timely manner. PubCo has delivered to the Company accurate and complete copies of all reports, statements (including registration and proxy statements), schedules, forms, certifications or other document (including exhibits and all other information incorporated therein) filed by PubCo with the SEC since July 29, 2022 (the documents referred to in this Section 4.08(a), as they may have been supplemented, modified or amended since the initial filing date and together with all exhibits thereto and information incorporated by reference therein, the “PubCo SEC Reports”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. No Subsidiary of PubCo is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.

(b) As of its filing date (or, if amended, supplemented, modified or superseded by a filing prior to the date of this Agreement, on the date of such filing), each PubCo SEC Report complied, and each such PubCo SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder applicable to each such PubCo SEC Report.

(c) As of its filing date (or, if amended, supplemented, modified or superseded by another filing prior to the date of this Agreement, on the date of such filing), each PubCo SEC Report filed on or prior to the date hereof did not, and each such PubCo SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each PubCo SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement, amendment or supplement became effective, did not, and each such PubCo SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time, as of the date such registration statement, amendment or supplement becomes effective, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) As of the date of this Agreement, PubCo has not received, and there are no outstanding or unresolved comments in, any comment letters received by PubCo from the SEC with respect to the PubCo SEC Reports and to PubCo’s Knowledge, none of the PubCo SEC Reports have been the subject of any review of, or is the subject of any ongoing review by, the SEC.

(e) Neither PubCo nor any of its Subsidiaries is a party to, has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the PubCo Entities and their respective Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

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(f) With respect to each annual report on Form 20-F and any amendments to such Form 20-F included in the PubCo SEC Reports, the chief executive officer and chief financial officer of PubCo have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC (including certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act), and (i) the statements contained in any such certifications were complete and correct and (ii) such certifications complied with the applicable provisions of the Sarbanes-Oxley Act, in each case, in all material respects as of their respective dates. As of the date of this Agreement, PubCo has not received written notice from the SEC challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the PubCo SEC Reports filed prior to the date of this Agreement. PubCo is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq and is in compliance in all material respects with all applicable provisions, rules, regulations and requirements of the Sarbanes-Oxley Act.

(g) Except as disclosed in the PubCo SEC Reports, PubCo has not received any correspondence from any officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the PubCo Shares on Nasdaq.

Section 4.09 Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of PubCo and its consolidated Subsidiaries, if any, included in the PubCo SEC Reports:

(i) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) were prepared in accordance with International Financial Reporting Standards(“IFRS”), applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(iii) fairly presented in all material respects the consolidated financial position of PubCo and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of notes). PubCo maintains and since July 29, 2022, has maintained disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) relating to the PubCo Entities and their respective Subsidiaries required to be disclosed in PubCo’s periodic reports under the Exchange Act is made known to the PubCo’s principal executive officer and its principal financial officer by others within the PubCo Entities or any of their respective Subsidiaries, and such disclosure controls and procedures are reasonably effective in timely alerting the PubCo’s principal executive officer and its principal financial officer to such information required to be included in PubCo’s periodic reports required under the Exchange Act. PubCo maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably sufficient (i) to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of PubCo’s properties or assets that could have a material effect on the financial statements and (ii) such that all material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. From July 29, 2022 until the date of this Agreement, PubCo has disclosed to PubCo’s auditors and the audit committee of the PubCo Board and made available to the Company prior to the date of this Agreement (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect PubCo’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information in any material respect and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the PubCo internal controls, in each case, if any. From July 29, 2022 until the date of this Agreement, to the Knowledge of PubCo, neither PubCo nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of PubCo or its Subsidiaries or their respective internal accounting controls.

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(b) There are no off-balance sheet arrangements to which the PubCo Entities or any of their respective Subsidiaries is a party of any type required to be disclosed in the PubCo SEC Reports pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the PubCo SEC Reports.

(c) To the Knowledge of PubCo, PubCo’s independent registered accounting firm has at all times since the date PubCo became subject to the applicable provisions of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) “Independent” with respect to PubCo within the meaning of Regulation S-X under the Exchange Act, and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) thereunder.

(d) There have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, principal accounting officer or general counsel of PubCo, the PubCo Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(e) Each director and executive officer of PubCo has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. PubCo has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.10 Undisclosed Liabilities. As of the date of this Agreement, except as set forth in Section 4.10 of the PubCo Disclosure Letter, there are no Liabilities of the PubCo Entities or any of their respective Subsidiaries, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with IFRS, other than:

(a) Liabilities reflected in or reserved against the consolidated balance sheet of PubCo and its consolidated Subsidiaries as of the Balance Sheet Date or the footnotes thereto set forth in the PubCo SEC Reports;

(b) Liabilities incurred since the Balance Sheet Date in the ordinary course of business (none of which is a Liability for tort, breach of contract or environmental Liability);

(c) Liabilities incurred in connection with the Transactions or as permitted or contemplated expressly by this Agreement; and

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(d) Liabilities that would not, individually or in aggregate, reasonably be expected to be material to the PubCo Entities and their respective Subsidiaries.

Section 4.11 Absence of Certain Changes. Except as otherwise expressly contemplated or required by this Agreement, or as set forth in Section 4.11 of the PubCo Disclosure Letter, since the Balance Sheet Date to the date of this Agreement, (a) the business of PubCo and each of its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, (b) there has not been any PubCo Material Adverse Effect and (c) there has not been nor occurred any event, condition, action or effect that, if taken during this period, would constitute a breach of Section 5.02.

Section 4.12 Litigation. Except as set forth in Section 4.12 of the PubCo Disclosure Letter or as disclosed in the PubCo SEC Reports, from the Balance Sheet Date through the date of this Agreement, (a) there are no Legal Actions pending or, to the Knowledge of PubCo, threatened against the PubCo Entities or any of their respective Subsidiaries or any of their assets or properties that would, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect and (b) there are no Orders outstanding against the PubCo Entities or any of their respective Subsidiaries or any of their assets or properties that would, individually or in the aggregate, reasonably be expected to be material to the PubCo Entities and their respective Subsidiaries.

Section 4.13 Material Contracts.

(a) Section 4.13 of the PubCo Disclosure Letter sets forth a list of each of the following Contracts to which, as of the date of this Agreement, the PubCo Entities or any of their respective Subsidiaries is a party (each, a “PubCo Material Contract”):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC as determined as of the date of this Agreement, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to PubCo;

(ii) each Contract (A) not to (or otherwise restricting or limiting the ability of the PubCo Entities or any of their respective Subsidiaries to) compete in any line of business or geographic area or (B) to restrict the ability of the PubCo Entities or any of their respective Subsidiaries to conduct business in any geographic area;

(iii) each Contract (other than any PubCo Benefit Plan) providing for or resulting in payments by the PubCo Entities or any of their respective Subsidiaries that exceeded annual payments by a PubCo Entity or any of their Subsidiaries that exceed $500,000;

(iv) all Contracts granting to any Person an option or a first refusal, first offer or similar preferential right to purchase or acquire any material PubCo Assets;

(v) all material Contracts (A) for the granting or receiving of a license, sublicense or franchise (in each case, including any such Contracts relating to any Intellectual Property) providing for or resulting in a payment in excess of $500,000 per year or (B) under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment in which it is reasonably expected to pay or receive a royalty, license fee, franchise fee or similar payment in excess of $500,000, in each case of clause (A) and (B), other than agreements with employees, non-exclusive licenses granted to a PubCo Entity’s or its Subsidiaries’ customers and non-exclusive licenses to commercially available, off-the-shelf Software that have been granted on standardized, generally available terms;

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(vi) all partnership, joint venture or other similar agreements or arrangements;

(vii) any agreement with any director, officer or shareholder of PubCo or any Subsidiary that is required to be described under Item 404 of Regulation S-K of the SEC in the PubCo SEC Reports;

(viii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $2,000,000;

(ix) any agreement for the disposition or acquisition by the PubCo Entities or any of their respective Subsidiaries, with material obligations of the PubCo Entities or any of their respective Subsidiaries (other than confidentiality obligations) remaining to be performed or material Liabilities of the PubCo Entities or any of their respective Subsidiaries continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business;

(x) any agreement restricting or limiting the payment of dividends or the making of distributions to shareholders, including intercompany dividends or distributions other than such restrictions or limitations that are required by applicable Law; and

(xi) all material agreements with any Governmental Authority.

(b) A true and complete copy of each PubCo Material Contract (including any related amendments) entered into prior to the date of this Agreement has been filed as an exhibit (by reference or otherwise) to a PubCo Annual Report on Form 20-F or disclosed by PubCo in a subsequent PubCo SEC Report or made available to the Company prior to the date of this Agreement. Each PubCo Material Contract is a valid and binding agreement of PubCo or its applicable Subsidiary, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect. Except as would not be material to PubCo, (i) neither PubCo or such Subsidiary nor, to the Knowledge of PubCo, any other party, is in breach of or default under any such PubCo Material Contract, (ii) as of the date of this Agreement, there are no material disputes with respect to any such PubCo Material Contract and (iii) as of the date of this Agreement, no party under any PubCo Material Contract has given written notice of its intent to terminate or otherwise seek a material amendment to such PubCo Material Contract.

Section 4.14 Benefit Plans.

(a) Section 4.14(a) of the PubCo Disclosure Letter lists all material PubCo Benefit Plans. For purposes of this Agreement a “PubCo Benefit Plan” is, whether or not written, (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) any compensation, stock purchase, stock option, equity or equity-based compensation, severance, employment, consulting, change-of-control, bonus, incentive, deferred compensation and other employee benefit plan, agreement, program or policy, whether or not subject to ERISA, (iii) any plan, agreement, program or policy providing vacation benefits, insurance (including any self-insured arrangements), medical, dental, vision or prescription benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension or insurance benefits) or (iv) any loan to or for the benefit of an officer of any PubCo Entity or any of its Subsidiaries, in each case (A) under which any current or former director, officer, employee or independent contractor of PubCo or any of its Subsidiaries has any right to benefits or (B) which are maintained, sponsored or contributed to by any PubCo Entity or any of its Subsidiaries or to which any PubCo Entity or any of its Subsidiaries makes or is required to make contributions or with respect to which any PubCo Entity or any of its Subsidiaries has any material Liability.

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(b) With respect to each material PubCo Benefit Plan, if applicable, PubCo has made available to the Company true and complete copies of (i) the plan document and any amendments thereto and for any unwritten plan, a summary of the material terms; (ii) the most recent summary plan description; (iii) the most recent annual report on Form 5500 (including all schedules); (iv) the most recent annual audited financial statements; (v) any related trust or funding agreements or insurance policies; and (vi) all material non-routine correspondence with respect to any PubCo Benefit Plan with a Governmental Authority.

(c) The execution and delivery of this Agreement and the consummation of the Transactions will not (either alone or in combination with another event) (i) result in any payment from any PubCo Entity or any of its Subsidiaries becoming due, or increase the amount of any compensation due, to any current or former employee, director or independent contractor of any PubCo Entity or any of its Subsidiaries; (ii) increase any benefits otherwise payable under any PubCo Benefit Plan; (iii) result in the acceleration of the time of payment, vesting of any compensation or benefits or forgiveness of indebtedness with respect to any current or former employee, director or independent contractor of any PubCo Entity or any of its Subsidiaries; (iv) result in any funding, through a grantor trust or otherwise, of any compensation or benefits to any current or former employee, director or independent contractor of any PubCo Entity or any of its Subsidiaries under any PubCo Benefit Plan; or (v) result in any breach or violation of or default under or limit PubCo’s, Merger Sub’s or the Company’s right to amend, modify or terminate any PubCo Benefit Plan.

(d) Since January 1, 2021, there have been no pending, or, to the Knowledge of PubCo, threatened, material claims, investigations, audits or litigations against or involving any PubCo Benefit Plan, other than ordinary claims for benefits by participants and beneficiaries.

(e) Each PubCo Benefit Plan can be terminated at any time for any or no reason by PubCo and its Subsidiaries without any past, present or future Liability or obligation to any PubCo Entity or any of its Subsidiaries (other than solely administrative expenses related to such termination). No consents, approvals or other actions of any Third Party (other than solely administrative processes) are required to effect the actions contemplated by the Separation Agreement, if any, with respect to the PubCo Benefit Plans.

Section 4.15 Labor Relations.

(a) (i) No employee of any PubCo Entity or any of its Subsidiaries is represented by a union and, to the Knowledge of PubCo, no union organizing efforts are currently being conducted, (ii) neither any PubCo Entity nor any of its respective Subsidiaries is a party to, and is not currently negotiating any entry into, any collective bargaining agreement or other labor Contract and (iii) no strike, picket, work stoppage, work slowdown or other organized labor dispute exists in respect of any PubCo Entity or any of its respective Subsidiaries.

(b) Each of the PubCo Entities is, and has been since January 1, 2021, in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, terms and conditions of employment and wages and hours with respect to all of its employees and is not liable for any arrears of wages, Taxes or any penalty for failure to comply with applicable Laws.

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(c) Neither PubCo nor any of its Subsidiaries has incurred any material Liability or obligation under the WARN Act that remains unsatisfied.

(d) Since January 1, 2021, (i) no allegations of sexual harassment, other sexual misconduct or race discrimination have been made against any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of any PubCo Entity or any of its Subsidiaries through PubCo’s anonymous employee hotline or any formal human resources communication channels at any PubCo Entity or any of its Subsidiaries and (ii) there are no claims, suits, actions or other legal proceedings against any PubCo Entity or any of its Subsidiaries or, to PubCo’s Knowledge, investigations pending or threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of any PubCo Entity or any of its Subsidiaries. Since January 1, 2021, neither PubCo nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of any PubCo Entity or any of its Subsidiaries.

(e) There are no pending or, to PubCo’s Knowledge, threatened claims, suits, actions or other legal proceedings against any PubCo Entity or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employees or other individual service providers of any PubCo Entity or any of its Subsidiaries, any current or former leased employee, intern, volunteer or “temp” of any PubCo Entity or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing, or any Governmental Authority, alleging: (i) violation of any labor or employment Laws; (ii) breach of any collective bargaining agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.

(f) Since January 1, 2021, all individuals who perform or have performed services for any PubCo Entity or any of its Subsidiaries have been properly classified under applicable Law in all material respects (i) as employees or individual independent contractors and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), and no such individual has been improperly included or excluded from any PubCo Benefit Plan, and neither PubCo nor any of its Subsidiaries has notice of any pending or, to PubCo’s Knowledge, threatened inquiry or audit from any Governmental Authority concerning any such classifications.

(g) Except as disclosed in PubCo SEC Reports, since January 1, 2021, no executive officer has terminated employment with PubCo, and except as contemplated by this Agreement, no executive officer intends to terminate employment with PubCo or is otherwise likely to become unavailable to continue as an executive officer of PubCo.

Section 4.16 Taxes.

(a) (i) All income and other material Tax Returns required to be filed by or with respect to the PubCo Entities and their respective Subsidiaries have been timely filed (taking into account all applicable extensions), and all such Tax Returns are true, complete and correct in all material respects, (ii) the PubCo Entities and their respective Subsidiaries have fully and timely paid (or have had paid on their behalf) all material Taxes due and payable (whether or not shown to be due on any Tax Return) and have made adequate provision in accordance with IFRS for all material Taxes not yet due and payable in the most recent financial statements contained in the PubCo SEC Reports and (iii) the PubCo Entities and their respective Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding and payment over to the appropriate Governmental Authority of all Taxes required to be withheld by the Company and its Subsidiaries.

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(b) (i) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, any material Taxes due from the PubCo Entities and their respective Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending, (ii) no audit is pending or threatened in writing with respect to any material Taxes due from or with respect to the PubCo Entities and their respective Subsidiaries, (iii) no claim in writing has been made by any Governmental Authority in a jurisdiction where the PubCo Entities and their respective Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction and (iv) all material deficiencies for Taxes asserted or assessed in writing against the PubCo Entities or any of their respective Subsidiaries have been fully and timely paid or properly reflected under IFRS in the most recent financial statements contained in the PubCo SEC Reports.

(c) There are no Liens for Taxes upon the assets or properties of the PubCo Entities and their respective Subsidiaries, except for Permitted Liens.

(d) Neither the PubCo Entities nor any of their respective Subsidiaries has taken any action that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the Knowledge of the PubCo Entities and their respective Subsidiaries, there are no facts or circumstances, other than any facts and circumstances to the extent that such facts and circumstances exist or arise as a result of or related to any act or omission occurring after the date of this Agreement of the Company or any of its Affiliates not contemplated by this Agreement, that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.17 Environmental Matters.

(a) PubCo and its Subsidiaries comply and have complied with all applicable Environmental Laws, in all material respects.

(b) PubCo and its Subsidiaries possess all material Permits required under Environmental Laws necessary for their respective operations as currently conducted and are in compliance with such Permits, which are, and through the Closing Date shall remain, in full force and effect.

(c) Neither PubCo nor any Subsidiary has received any notice or request for information from any Governmental Authority or other Third Party related to any actual or alleged Liability under Environmental Law, including any investigatory, remedial or corrective obligations or otherwise pertaining to Hazardous Substances.

(d) To the Knowledge of PubCo, no condition exists on any property owned or operated by PubCo and its Subsidiaries or any other location which has given rise to, or would reasonably be expected to give rise to, any Liability relating to environmental or Hazardous Substances matters or Environmental Laws.

(e) To the Knowledge of PubCo, the Transactions do not require notice to, or approval from, any Governmental Authority under any Environmental Law.

Section 4.18 Intellectual Property.

(a) Each of the PubCo Entities and their respective Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of the PubCo Entities and their respective Subsidiaries (collectively, the “PubCo Intellectual Property”) free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect. Section 4.18(a) of the PubCo Disclosure Letter sets forth a true and complete list of the following which are owned or purported to be owned by any PubCo Entity or any of its Subsidiaries: (i) patents and patent applications, (ii) registered trademarks and applications therefor, (iii) registered copyrights and applications therefor and (iv) domain name registrations ((i) - (iv), the “PubCo Registered IP”). Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, the execution, delivery and performance of this Agreement by the PubCo Entities and the consummation by the PubCo Entities of the Transactions do not and will not encumber, impair or extinguish any of the PubCo Intellectual Property.

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(b) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, (i) none of the PubCo Intellectual Property owned or purported to be owned by any PubCo Entity or any of its Subsidiaries (“PubCo Owned Intellectual Property”) (A) has been adjudged invalid or unenforceable in whole or in part or (B) is the subject of any cancellation or reexamination proceeding or any other proceeding challenging its ownership, use, registrability, validity and enforceability and (ii) to the Knowledge of PubCo, all PubCo Registered IP is subsisting, in full force and effect, and, to the Knowledge of PubCo, valid and enforceable, and all renewal fees and other maintenance fees have been paid. There exist no material contractual restrictions on the disclosure, use, license or transfer of any PubCo Owned Intellectual Property.

(c) (i) To the Knowledge of the PubCo Entities, the conduct of the business of the PubCo Entities and their respective Subsidiaries does not infringe upon, misappropriate or otherwise violate, and has not, since its incorporation, infringed upon, misappropriated, or otherwise violated, the Intellectual Property rights of any Third Party, (ii) no Legal Action is pending, asserted in writing, or to the Knowledge of PubCo, threatened against any PubCo Entity or any of its Subsidiaries that the conduct of the business of any PubCo Entity or any of its Subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any Third Party and (iii) to the Knowledge of PubCo, no Person is infringing upon, misappropriating or otherwise violating, or has, since January 1, 2021, infringed upon, misappropriated or otherwise violated, any Intellectual Property owned by any PubCo Entity or any of its Subsidiaries.

(d) The PubCo Entities and their respective Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain and protect the confidentiality of all PubCo Intellectual Property that is material to the business of the PubCo Entities and their respective Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, none of the PubCo Owned Intellectual Property that is material to the business of the PubCo Entities and their respective Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than to Third Parties that are bound by customary, written confidentiality agreements entered into in the ordinary course of business consistent with past practice and that are valid and enforceable.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, all Persons who have contributed, developed or conceived any PubCo Owned Intellectual Property have done so pursuant to a valid and enforceable Contract (subject to enforceability exceptions for bankruptcy and insolvency and subject to principles of equity) that protects the confidential information of the PubCo Entities and their respective Subsidiaries and assigns to PubCo (or one of its Subsidiaries, as applicable) exclusive ownership of the Person’s contribution, development or conception, other than Intellectual Property excluded by Law or non-assignable moral rights.

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(f) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, (i) PubCo and its Subsidiaries have sufficient rights to use all of the IT Assets used or held for use in connection with the operation of the business of PubCo and its Subsidiaries; (ii) in each case, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations necessary for the current operation of the business of PubCo and its Subsidiaries, and all IT Assets are owned or licensed under valid licenses and operated by and are under the control of the Company and its Subsidiaries; (iii) the IT Assets have not materially malfunctioned or failed in the past three years, and to the Knowledge of PubCo, do not contain any viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization or disable or erase the IT Assets or (B) otherwise materially adversely affect the functionality of the IT Assets; (iv) PubCo and its Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business of PubCo and its Subsidiaries and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities; (v) no Person has gained unauthorized access to any IT Assets in the past three years; (vi) PubCo and its Subsidiaries have maintained, continue to maintain, and caused their vendors to maintain, safeguards, security measures and procedures against the unauthorized access, disclosure, destruction, loss or alteration of customer data or information (including any personal or device-specific information) in its possession or control that comply with any applicable contractual and legal requirements and meet industry standards; and (vii) PubCo and its Subsidiaries have in place with the third-party owners and operators of all data centers which provide services related to the business of PubCo and its Subsidiaries written agreements that ensure that such Third Parties adhere to and are in compliance with commercially reasonable standards and requirements.

Section 4.19 Real Property; Personal Property.

(a) (i) The PubCo Entities and their respective Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of the PubCo Entities and their respective Subsidiaries (the “PubCo Real Property”) and (ii) except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, the ownership of or leasehold interest in any PubCo Real Property is not subject to any Lien (except in all cases for Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, neither PubCo nor any of its Subsidiaries has leased, subleased, licensed, sublicensed or otherwise granted to any Person the right to use or occupy any PubCo Real Property or any portion thereof, other than the right of the Company pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any PubCo Real Property or any portion thereof or interest therein, and except for this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contract to sell, transfer or encumber any PubCo Real Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, each of the material leases, subleases and other agreements under which the Company or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any material real property (the “PubCo Real Property Leases”) is valid and binding (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles), and no termination event or condition or uncured default on the part of the Company or its Subsidiaries exists under any PubCo Real Property Lease.

(c) (i) The PubCo Entities and their respective Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material PubCo Assets and (ii) none of PubCo’s nor any of its Subsidiaries’ ownership of or leasehold interest in any such material PubCo Assets is subject to any Liens (except in all cases for Permitted Liens).

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Section 4.20 Permits; Compliance with Law.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, each of the PubCo Entities and their respective Subsidiaries is in possession of all material Permits necessary for each of the PubCo Entities and their respective Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted (collectively, the “PubCo Permits”). All such PubCo Permits are in full force and effect in all material respects and no suspension or cancellation of any of the PubCo Permits is pending or, to the Knowledge of PubCo, has been threatened in writing against any PubCo Entity or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, each of the PubCo Entities and their respective Subsidiaries has at all times since January 1, 2021 been in compliance in all material respects with (i) all Laws applicable to PubCo or such Subsidiary or by which any of the PubCo Assets is bound and (ii) all Laws applicable to, and the terms and conditions of, any PubCo Permits.

Section 4.21 Regulatory Matters.

(a) (i) The PubCo Entities and their respective Subsidiaries currently conduct, and have at all times since January 1, 2021, conducted their respective business in compliance in all material respects with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject, including any settlement agreements or corporate integrity agreements, (ii) except for routine matters arising in the ordinary course of business, none of any PubCo Entity or any of its Subsidiaries has received any written notice, citation, suspension, revocation, limitation, warning or request for repayment or refund issued by a Governmental Authority which alleges or asserts that any PubCo Entity or any of its Subsidiaries has violated any Laws or which requires or seeks to adjust, modify or alter PubCo’s or any of its Subsidiaries operations, activities, services or financial condition that has not been fully and finally resolved to the Governmental Authority’s satisfaction without further Liability to the PubCo Entities and their respective Subsidiaries and (iii) there are no restrictions imposed by any Governmental Authority upon PubCo’s or any of its Subsidiaries’ business, activities or services which would restrict or prevent any PubCo Entity or any of its Subsidiaries from operating as it currently operates.

(b) PubCo and each of its Subsidiaries, and to the Knowledge of PubCo, all of their respective directors, officers, agents and employees, are in compliance in all material respects with, and PubCo and each of its Subsidiaries have compliance programs including policies and procedures reasonably designed to cause the PubCo Entities and their respective Subsidiaries and their respective directors, officers, agents and employees to be in compliance in all material respects with, to the extent applicable, all Laws.

Section 4.22 Takeover Statutes. The PubCo Board has taken all necessary action to ensure that any Law applicable to PubCo that restricts business combinations, if any, will not apply to this Agreement, the Transactions, including by approving this Agreement, the Merger and the other Transactions. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement to which PubCo or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of PubCo or any of its Subsidiaries.

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Section 4.23 Transactions with Affiliates. Except as disclosed in the PubCo SEC Reports, since PubCo’s last Form 20-F, no event has occurred that would be required to be reported by PubCo pursuant to Item 404 of Regulation S-K.

Section 4.24 Insurance. The PubCo Entities and their respective Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date. None of the PubCo Entities or any of its Subsidiaries has received any written notice of default or cancellation of any such policy. All material fire and casualty, general Liability, business interruption, product Liability and sprinkler and water damage insurance policies maintained by or on behalf of any PubCo Entity or any of its Subsidiaries (“PubCo Insurance Policies”) provide adequate coverage for all normal risks incident to the business of the PubCo Entities and their respective Subsidiaries and their respective properties and assets, except for any such failures to maintain PubCo Insurance Policies that, individually or in the aggregate, are not reasonably expected to have a PubCo Material Adverse Effect.

Section 4.25 Valid Issuance. The PubCo Shares to be issued in connection with the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

Section 4.26 Certain Transactions. Except as set forth in the PubCo SEC Reports, since July 29, 2022, PubCo has not raised capital through, and has not performed, any “At The Market” (the “ATM”) transactions. Since July 29, 2022, PubCo has not, directly or indirectly, raised capital, whether directly or indirectly through the issuance of equity securities, convertible debt instruments, or otherwise, under the ATM or any other method of raising capital.

Section 4.27 Brokers. No broker, finder, adviser or investment banker is entitled to any brokerage, success, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any PubCo Entity or any of its Subsidiaries.

Article V. COVENANTS

Section 5.01 Conduct of Business of the Company. From and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter or as required by Law, without the prior written consent of PubCo, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (i) conduct its operations only in the ordinary course of business (any such action, inaction, activity or conduct, a “Company Response Action”), that would otherwise be in breach of this Section 5.01, shall be deemed not to be a breach of this Section 5.01 and (ii) maintain and preserve intact its business organization, to retain the services of its current officers and employees (it being understood that no increases in any compensation or benefits, including any incentive, retention or similar compensation shall be required in respect thereof) and to preserve the good will of its material customers, suppliers, agents, employees and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter or required by applicable Law, from and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of PubCo, such consent not to be unreasonably withheld, conditioned or delayed:

(a) Organizational Documents. Except as set forth in Section 5.01(a) of the Company Disclosure Letter, amend any of the Company Organizational Documents or any of the comparable organizational documents of any of the Company’s Subsidiaries (including partnership agreements and limited liability company agreements);

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(b) Dividends. Make, declare or pay any dividend or distribution on any shares of its capital stock or enter into any agreement restricting or limiting the ability of the Surviving Company or any of its Subsidiaries to make any payment of dividends or to make any distributions to its stockholders, other than (i) dividends and distributions by wholly owned Subsidiaries of the Company in the ordinary course of business and (ii) such restrictions or limitations required by applicable Law;

(c) Capital Stock. Except as set forth in Section 5.01(c) of the Company Disclosure Letter, (i) adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (iii) issue/sell any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such securities (other than pursuant to the vesting, exercise or settlement of awards under the Company Equity Plan (including Company Stock Options) outstanding as of the date of this Agreement and grants of awards under the Company Equity Plan (including Company Stock Options) in the Company’s sole discretion or (iv) enter into any Contract with respect to the voting or registration of its capital stock;

(d) Indebtedness; Guarantees. Except as set forth in Section 5.01(d) of the Company Disclosure Letter, assume or guarantee any indebtedness for borrowed money in excess of $1,000,000, other than: (i) pursuant to any indebtedness instrument outstanding as of the date of this Agreement and made available to PubCo, (ii) in connection with interest rate hedges on terms in the ordinary course of business consistent with past practice or (iii) pursuant to any letters of credit that the Company enters into in the ordinary course of its business;

(e) Tax. File any material amended Tax Return, settle any material Tax claim or assessment, surrender in writing any right to claim a material refund of Taxes, consent to (or request) any extensions or waiver of the limitation period applicable to any material Tax claim or assessment, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) or any voluntary disclosure agreement with any Governmental Authority, in each case, with respect to a material amount of Taxes or take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(f) Accounting. Materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets other than as required by changes in GAAP or applicable Law after the date hereof;

(g) Dispositions. Sell, lease, license, transfer, pledge, encumber, grant or dispose of any Company Assets, including any Intellectual Property rights and the capital stock of Subsidiaries of the Company, that are material to the Company and its Subsidiaries, taken as a whole other than (i) in connection with products or services offered or provided in the ordinary course of business, (ii) the disposition of used, obsolete or excess equipment in the ordinary course of business or (iii) expirations of Company Registered IP in accordance with the applicable statutory term, grants of non-exclusive licenses of PubCo Owned Intellectual Property or dispositions of non-material Company Owned Intellectual Property, in each case in the ordinary course of business;

(h) Legal Actions. Commence, initiate, waive, release, assign, settle or compromise any Legal Action, or enter into any settlement agreement or other understanding or agreement with any Governmental Authority (other than in the case of this clause, entry into commercial agreements not relating to a dispute with such Governmental Authority in the ordinary course of business), relating to the Company or any of its Subsidiaries, other than any such waiver, release, assignment, settlement or compromise with a Person that is not a Governmental Authority that is limited only to the payment of money or other form of value that, collectively in respect of such waiver, release, assignment, settlement or compromise, is not in excess of $1,000,000 individually or $3,000,000 in the aggregate;

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(i) Affiliate Transactions. Enter into or amend any arrangement or Contract with any Affiliate, director, officer or stockholder of the Company that would reasonably be expected to materially delay or prevent the consummation of the Transactions;

(j) Inhibiting Transactions. Take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed; or

(k) Related Actions. Agree in writing or otherwise enter into a binding agreement to do any of the foregoing.

Section 5.02 Conduct of Business of PubCo. From and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, except as expressly contemplated by this Agreement, as set forth in Section 5.02 of the PubCo Disclosure Letter or as required by Law, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, PubCo shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (i) conduct its operations only in the ordinary course of business (any such action, inaction, activity or conduct, a “PubCo Response Action”), that would otherwise be in breach of this Section 5.02, shall be deemed not to be a breach of this Section 5.02 and (ii) except as otherwise permitted under this Agreement and the Separation Agreement, maintain and preserve intact its business organization, to retain the services of its current officers and employees (it being understood that no material increases in any compensation, including any incentive, retention or similar compensation shall be required in respect thereof except to the extent such increase is required in the ordinary course of business and is permitted by this Section 5.02) and to preserve the goodwill of its customers, suppliers, agents, employees and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.02 of the PubCo Disclosure Letter or required by applicable Law, from and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, PubCo shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed:

(a) Organizational Documents. Amend any of the PubCo Organizational Documents or any of the comparable organizational documents of any of PubCo’s Subsidiaries (including partnership agreements and limited liability company agreements); provided, however, that immediately prior to the Effective Time, PubCo shall be permitted to amend its constating documents pursuant to Section 1.05(b);

(b) Dividends. Make, declare or pay any dividend or distribution on any PubCo Shares or enter into any agreement restricting or limiting the ability of the PubCo or any of its Subsidiaries to make any payment of dividends or to make any distributions to its shareholders, other than (i) dividends and distributions by wholly owned Subsidiaries of PubCo in the ordinary course of business and (ii) such restrictions or limitations required by applicable Law; provided, however, that, immediately following the Effective Time, PubCo shall be permitted to distribute the dividend to its shareholders as of the record date determined by the PubCo Board;

(c) Capital Stock. Other than with respect to the Reverse Stock Split and the conversion of Convertible Securities pursuant to Section 2.01(a), (i) adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any PubCo Shares or any securities convertible or exchangeable into or exercisable for any PubCo Shares, (iii) issue, deliver or sell to any PubCo Employee any PubCo Shares or any securities convertible or exchangeable into or exercisable for any PubCo Shares (other than pursuant to the exercise of PubCo Stock Options outstanding as of the date of this Agreement and in accordance with their terms and in the ordinary course of business) or (iv) except as set forth in Section 5.02(c) of the PubCo Disclosure Letter, enter into any Contract with respect to the sale, voting, registration or repurchase of its capital stocks;

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(d) Compensation and Benefits. (i) Materially increase the compensation or benefits payable or to become payable to any current or former PubCo Employee or any directors or officers; (ii) grant any severance or termination pay to any PubCo Employee or any directors or officers; (iii) renew or enter into or amend any new employment or severance agreement with any PubCo Employee or any directors or officers; (iv) establish, adopt, enter into, materially amend or terminate any PubCo Benefit Plan or any employee benefit plan, agreement, policy or program that, if in effect on the date of this Agreement, would be a PubCo Benefit Plan; (v) enter into, terminate, amend or negotiate any collective bargaining agreement or other agreement or Contract with any labor organization, works council, trade union, labor association or other employee representative; (vi) implement any employee layoffs that could trigger any Liability or notice requirements under the WARN Act; or (vii) take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former PubCo Employee or any directors or officers, except, in each case, to the extent required by applicable Law, this Agreement or in terms of any PubCo Benefit Plan in effect on the date of this Agreement that has been made available to the Company as of the date hereof;

(e) Dispositions. Except for the execution, delivery and performance of the Separation Agreement, sell, lease, license, transfer, pledge, encumber, grant or dispose of any PubCo Assets, including any Intellectual Property rights and the capital stock of Subsidiaries of PubCo, that are material to the PubCo Entities and their respective Subsidiaries, taken as a whole other than (i) in connection with products or services offered or provided in the ordinary course of business, (ii) the disposition of used, obsolete or excess equipment in the ordinary course of business or (iii) expirations of PubCo Registered IP in accordance with the applicable statutory term, grants of non-exclusive licenses of PubCo Owned Intellectual Property or dispositions of non-material Company Owned Intellectual Property, in each case in the ordinary course of business;

(f) Acquisitions. Except as set forth in Section 5.02(f) of the PubCo Disclosure Letter, acquire, by merger, consolidation, acquisition of equity interests or assets or otherwise, any business, any material assets or properties or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof, if the consideration paid by the PubCo Entities in connection with any such acquisition individually, or all such acquisitions in the aggregate, would exceed $250,000;

(g) Contracts. (i) Enter into any Contract which if in effect as of the date of this Agreement would be a PubCo Material Contract or PubCo Real Property Lease, other than in the ordinary course of business (unless such Contract would otherwise be prohibited under another subsection of this Section 5.02), (ii) enter into any Contract that would limit or otherwise restrict PubCo or any of its Subsidiaries or any of their successors, after the Effective Time, from engaging or competing in any line of business or in any geographic area in any material respect or (iii) terminate, cancel or request any material change in or waive any material rights under any PubCo Material Contract or PubCo Real Property Lease other than the expiration of any PubCo Material Contract or PubCo Real Property Lease in accordance with its terms in the ordinary course of business (unless such action would otherwise be prohibited under another subsection of this Section 5.02) or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any Third Parties;

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(h) Indebtedness; Guarantees. Except as set forth in Section 5.02(h) of the PubCo Disclosure Letter, incur, assume or guarantee any indebtedness for borrowed money, other than (i) pursuant to any indebtedness instrument outstanding as of the date of this Agreement and made available to the Company and (ii) pursuant to promissory notes issued in connection with any acquisition by the PubCo Entities, which is made pursuant to the terms set forth in Section 5.02(f), provided, that the indebtedness under any such promissory note taken individually, and all such promissory notes in the aggregate, does not exceed $250,000;

(i) Loans. Make any loans, advances or capital contributions to (other than business advances in the ordinary course of business), or investments in, any other Person (including any of its executive officers, directors, employees, agents or consultants), other than (i) by PubCo or a wholly owned Subsidiary of PubCo to, or in, PubCo or any of its wholly owned Subsidiaries in the ordinary course of business or (ii) to make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons;

(j) Accounting. Materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets other than as required by changes in IFRS or applicable Law after the date hereof;

(k) Legal Actions. Commence, initiate, waive, release, assign, settle or compromise any Legal Action, or enter into any settlement agreement or other understanding or agreement with any Governmental Authority (other than in the case of this clause, entry into commercial agreements not relating to a dispute with such Governmental Authority in the ordinary course of business), relating to PubCo or any of its Subsidiaries;

(l) Affiliate Transactions. Enter into or amend any arrangement or Contract with any Affiliate, director, officer or shareholder of PubCo that would reasonably be expected to materially delay or prevent the consummation of the Transactions or that would be required to be described under Item 404 of Regulation S-K;

(m) Inhibiting Transactions. Take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed; or

(n) Related Actions. Agree in writing or otherwise enter into a binding agreement to do any of the foregoing.

Section 5.03 Access to Information; Confidentiality.

(a) From the date of this Agreement through the Effective Time (or if earlier, the date on which this Agreement is terminated pursuant to Article VII), the Company shall, and shall cause its Subsidiaries to, (i) provide to PubCo and its Representatives access at reasonable times upon prior notice to the officers, employees, properties, books and records of the Company and its Subsidiaries and (ii) furnish promptly such information concerning the Company and its Subsidiaries as PubCo or its Representatives may reasonably request. From the date of this Agreement through the Effective Time (or if earlier, the date on which this Agreement is terminated pursuant to Article VII), PubCo shall, and shall cause its Subsidiaries to, (x) provide to the Company and its Representatives access at reasonable times upon prior notice to the officers, employees, properties, books and records of the PubCo Entities and their respective Subsidiaries and (y) furnish promptly such information concerning the PubCo Entities and their respective Subsidiaries as the Company or its Representatives may reasonably request. Notwithstanding the foregoing, neither PubCo nor the Company shall be required to provide such access if it reasonably determines that it would (A) materially disrupt or impair the business or operations of PubCo or the Company, as applicable, or any of its respective Subsidiaries, (B) cause a violation of any Company Material Contract or PubCo Material Contract, (C) constitute a violation of any applicable Law or (D) cause a material risk of disclosure of any information that in the reasonable judgment of PubCo or the Company, as applicable, would result in the disclosure of any trade secrets of Third Parties. Nothing herein shall require the Company or PubCo or any of their respective Subsidiaries to disclose information to the extent such information would result in a waiver of attorney-client privilege, work product doctrine or similar privilege or violate any confidentiality obligation of such Party existing as of the date of this Agreement (provided that such Party shall use reasonable best efforts to permit such disclosure to be made in a manner consistent with the protection of such privilege or to obtain any consent required to permit such disclosure to be made without violation of such confidentiality obligations, as applicable). Notwithstanding the foregoing, no Company Response Action or PubCo Response Action shall be deemed to violate or breach this Section 5.03 in any way or serve as a basis for PubCo or the Company or any of their respective Affiliates to terminate this Agreement or assert that any condition in Article VI shall not have been satisfied.

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(b) PubCo and the Company shall comply with and shall use their reasonable best efforts to cause their respective Representatives to keep the information disclosed under this Section 5.03 confidential and shall not disclose such information to any third party without the prior written consent of the other Party hereto.

Section 5.04 No Solicitation.

(a) No Solicitation or Facilitation of Proposals.

(i) Except as set forth in this Section 5.04, until the Specified Time, neither PubCo, any of its Subsidiaries, nor any of its and their respective directors, officers and employees shall, and PubCo shall instruct and use reasonable best efforts to cause its other Representatives not to, and shall not authorize or knowingly permit any of its Representatives to, directly or indirectly:

(A) solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist any proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal;

(B) terminate, waive, amend or modify any provision of any existing confidentiality, standstill or similar agreement with respect to a potential Takeover Proposal, except as permitted by this Section 5.04(a); or

(C) other than informing Persons of the existence of the provisions of this Section 5.04, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person, any non-public information of the PubCo and its Subsidiaries for the purpose of encouraging, facilitating or responding to, any Takeover Proposal or any proposal or inquiry that is reasonably expected to lead to a Takeover Proposal.

(ii) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement and subject to compliance with this Section 5.04, prior to the end of twenty (20) Business Days following the date of this Agreement, PubCo may, in response to an unsolicited bona fide written Takeover Proposal from a Qualified Person, (A) furnish non-public information with respect to PubCo and its Subsidiaries to such Qualified Person (and the Representatives of such Qualified Person), pursuant to a confidentiality agreement, provided that such confidentiality agreement shall not (1) grant any exclusive right to negotiate with such counterparty, (2) prohibit PubCo from satisfying its obligations hereunder or (3) require PubCo or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses, (B) engage in discussions or negotiations (including solicitation of revised Takeover Proposals) with any such Qualified Person (and the Representatives of such Qualified Person) regarding any Takeover Proposal, (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any PubCo Shares with any Qualified Person; provided, however, that (1) the PubCo Board has determined in good faith based on the advice of outside legal counsel, that the failure to take the actions contemplated by this sentence would be reasonably likely to result in a breach of the fiduciary duties of the PubCo Board under applicable Law, (2) neither PubCo nor any Representative of PubCo has breached this Section 5.04, (3) at least two Business Days prior to furnishing any such non-public information to, or entering into discussions with, any such Qualified Person, PubCo has given the Company written notice of the identity of such Qualified Person, (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person that is in effect on the date of this Agreement) and of PubCo’s intention to furnish non-public information to, or enter into discussions with, such Qualified Person, (4) substantially contemporaneously with furnishing any non-public information to any such Qualified Person, PubCo furnishes such non-public information to the Company (to the extent such information has not been previously furnished by PubCo to the Company) and (D) notwithstanding anything to the contrary set forth in this Agreement, PubCo shall continue to observe its confidentiality obligations including not furnishing any such Qualified Person with any confidential information of the Company.

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(b) Notice to the Company. PubCo shall promptly (and in any event within twenty-four (24) hours) advise the Company orally, with written confirmation to promptly follow, of: (i) PubCo’s receipt of any written or oral Takeover Proposal, (ii) a summary of the material terms and conditions of any such Takeover Proposal, (iii) a copy of the Alternative Acquisition Agreement (as defined below) and other material written proposals or offers delivered with, or in connection with, such Takeover Proposal and (iv) the identity of the Person making any such Takeover Proposal (unless, in the case of clause (iv), such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person that is in effect on the date of this Agreement). PubCo shall keep the Company reasonably informed in all material respects of any material developments with respect to any Takeover Proposal (and any subsequent amendments or modifications or proposed amendments or modifications thereto), in each case, as soon as is reasonably practicable and in any event within twenty-four (24) hours of receipt, provision or occurrence thereof. In addition to the foregoing, PubCo shall (x) provide the Company with at least one (1) Business Day’s prior written notice of a meeting of the PubCo Board (or any committee thereof) at which the PubCo Board (or any committee thereof) is reasonably expected to consider any Takeover Proposal it has received and (y) as soon as is reasonably practicable and in any event within 24 hours following a determination by the PubCo Board that a Takeover Proposal is a Superior Proposal, notify the Company of such determination.

(c) No Change in Recommendation or Alternative Acquisition Agreement. Prior to the Specified Time:

(i) the PubCo Board (or any committee thereof) shall not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the PubCo Board (or a committee thereof) to the shareholders of PubCo pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the PubCo Board (or a committee thereof) may refrain from taking a position with respect to a Takeover Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Takeover Proposal without such action being considered a violation of this Section 5.04(c) or a PubCo Adverse Recommendation Change);

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(ii) the PubCo Board shall not, except as set forth in this Section 5.04, adopt, approve, endorse or recommend or publicly announce an intention to adopt, approve, endorse or recommend, any Takeover Proposal or any proposal that is reasonably expected to lead to a Takeover Proposal;

(iii) following the date of receipt of any Takeover Proposal or any material modification thereto is first made public, sent or given to the shareholders of PubCo, if any, the PubCo Board shall not have failed to issue a press release that expressly reaffirms its recommendation within five (5) Business Days following PubCo’s receipt of the Company’s written request to do so (any action described in clauses (i) through (iii), a “PubCo Adverse Recommendation Change”); and

(iv) PubCo shall not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.04(a) entered into in the circumstances referred to in Section 5.04(a)).

(v) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Specified Time, the PubCo Board may make a PubCo Adverse Recommendation Change in response to an Intervening Event if the PubCo Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be a breach of PubCo Board’s fiduciary duties under applicable Law, only if all of the following conditions are satisfied:

(A) PubCo shall have first provided the Company an Intervening Event Notice at least five (5) Business Days in advance advising the Company that PubCo intends to make a PubCo Adverse Recommendation Change (it being understood and hereby agreed that the delivery and receipt of any such Intervening Event Notice shall not, in and of itself, be deemed to be a PubCo Adverse Recommendation Change) and specifying, in reasonable detail, the Intervening Event;

(B) during the applicable Intervening Event Notice Period (or any mutually agreed extension or continuation thereof), PubCo and its Representatives shall negotiate in good faith with the Company and its officers, directors and Representatives regarding any changes to the terms of this Agreement and any other proposals made by the Company so that a failure to effect a PubCo Adverse Recommendation Change in response to such Intervening Event would no longer be inconsistent with the PubCo Board’s fiduciary duties under applicable Law;

(C) the Company does not make, within the applicable Intervening Event Notice Period (or any extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the PubCo Board (after consultation with outside legal counsel), cause the failure to effect a PubCo Adverse Recommendation Change in response to such Intervening Event to no longer be inconsistent with the PubCo Board’s fiduciary duties under applicable Law (it being understood and agreed that any material change in any event, occurrence or facts relating to such Intervening Event shall require a new Intervening Event Notice with a new Intervening Event Notice Period ending on the day that is three (3) Business Days after such material change); and

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(D) following the Intervening Event Notice Period, the PubCo Board shall have determined in good faith (after consultation with its outside legal counsel) that the failure to effect a PubCo Adverse Recommendation Change in response to such Intervening Event would continue to be a breach of the PubCo Board’s fiduciary duties under applicable Law.

(vi) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Specified Time if, in response to a bona fide unsolicited written Takeover Proposal made by a Third Party after the date of this Agreement which does not arise from a breach of this Section 5.04 and has not been withdrawn, the PubCo Board determines in good faith (A) after consultation with outside legal counsel and a financial advisor of national reputation, that such Takeover Proposal constitutes a Superior Proposal and (B) after consultation with outside legal counsel, that the failure to make a PubCo Adverse Recommendation Change would be a breach of the PubCo Board’s fiduciary duties under applicable Law, then the PubCo Board may make a PubCo Adverse Recommendation Change, only if, in either such case, all of the following conditions are satisfied:

(X) PubCo shall have first provided to Company a Superior Proposal Notice at least five (5) Business Days in advance advising Company that the PubCo Board is prepared to effect a PubCo Adverse Recommendation Change in response to a Superior Proposal (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal, including the identity of the Third Party making any such Superior Proposal) (it being understood and hereby agreed that the delivery and receipt of any such Superior Proposal Notice shall not, in and of itself, be deemed to be a PubCo Adverse Recommendation Change) and providing Company with a complete copy of any written request, proposal or offer, including any proposed Alternative Acquisition Agreement (and all schedules, appendices, exhibits and other attachments relating thereto) and any other documents containing the material terms of such Superior Proposal; during the applicable Superior Proposal Notice Period (or any extension or continuation thereof), prior to its effecting a PubCo Adverse Recommendation Change, PubCo and its Representatives shall negotiate in good faith with the Company and its officers, directors and Representatives regarding changes to the terms of this Agreement and any other proposals made by the Company intended by the Company to cause such Takeover Proposal to no longer constitute a Superior Proposal;

(Y) the Company does not make, within the applicable Superior Proposal Notice Period (or any mutually agreed extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the PubCo Board (after consultation with outside legal counsel and a financial advisor of national reputation), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Superior Proposal Notice with a new Superior Proposal Notice Period of five (5) Business Days); and

(Z) following the Superior Proposal Notice Period, the PubCo Board shall have determined in good faith, in light of such Superior Proposal and taking into account any revised terms proposed by the Company, (1) after consultation with outside legal counsel and a financial advisor of national reputation, that such Takeover Proposal continues to constitute a Superior Proposal and (2) after consultation with outside legal counsel, that the failure to make PubCo Adverse Recommendation Change would continue to be a breach of the PubCo Board’s fiduciary duties under applicable Law.

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(d) Certain Permitted Disclosure. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit PubCo, any of its Subsidiaries or the PubCo Board from (i) taking and disclosing to its shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a PubCo Adverse Recommendation Change) or (ii) making any disclosure to PubCo’s shareholders if, in the good faith judgment of the PubCo Board after consultation with outside counsel, failure to so disclose would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, it being understood that nothing in the foregoing shall be deemed to permit PubCo or the PubCo Board (or a committee thereof) to effect a PubCo Adverse Recommendation Change other than in accordance with Section 5.04(c).

(e) Cessation of Ongoing Discussions. PubCo shall, and shall cause its Representatives to: (i) cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that would constitute (if made after the date of this Agreement), or could reasonably be expected to lead to, a Takeover Proposal, (ii) within two (2) Business Days of the date of this Agreement, request the prompt return or destruction of all non-public information concerning PubCo or its Subsidiaries theretofore furnished to any Person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into at any time within the twelve (12)-month period immediately preceding the date hereof and (iii) immediately terminate all access granted to any such Persons or their respective Representatives referenced in clauses (i) and (ii) to any physical or electronic data room; provided, however, that the foregoing shall not in any way limit or modify any of PubCo’s rights under the other provisions of this Section 5.04.

Section 5.05 PubCo Registration Statement.

(a) As promptly as practicable following the date of this Agreement (but in no event later than the sixtieth (60th) day following the date of this Agreement so long as PubCo has received all reasonably necessary information from the Company), PubCo shall prepare and, not later than ten (10) Business Days after receiving from the Company all information relating to the Company reasonably necessary to prepare the PubCo Registration Statement, PubCo will file with the SEC the PubCo Registration Statement relating to the registration of the PubCo Shares to be issued to the stockholders of the Company, including the Proxy Statement contained therein, if any. The PubCo Registration Statement and Proxy Statement, if any, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and other applicable Laws. The Company shall provide to PubCo all information in its possession, including certificates or other statements, concerning the Company as may be reasonably requested by PubCo in connection with the PubCo Registration Statement, and the Proxy Statement, if any, and shall otherwise reasonably assist and cooperate with PubCo in the preparation of the PubCo Registration Statement, the Proxy Statement, if any, and resolution of any comments referred to below; provided, that PubCo shall (i) provide the Company with a reasonable opportunity to review and comment on any drafts of the PubCo Registration Statement, the Proxy Statement, if any, and related correspondence and filings and (ii) shall include in such drafts, correspondence and filings all comments reasonably proposed by the Company. PubCo shall use its reasonable best efforts to obtain a written opinion, dated as of such date as may be required by the SEC in connection with the filing of the PubCo Registration Statement.

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(b) PubCo agrees that none of the information to be included or incorporated by reference in the PubCo Registration Statement, the Proxy Statement, if any, and any pro forma financial statements included therein, will, at the date it is first mailed to the shareholders of PubCo or at the time of the meeting of PubCo shareholders, if any (“PubCo Shareholders Meeting”), or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by PubCo with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of the Company or any Affiliate of the Company in connection with the preparation of the PubCo Registration Statement and the Proxy Statement, if any, for inclusion or incorporation by reference therein. The Company hereby covenants and agrees that none of the information to be supplied by or on behalf of the Company or any Affiliate thereof for inclusion or incorporation by reference in the PubCo Registration Statement and the Proxy Statement, if any, shall, at the date it is first mailed to the shareholders of PubCo or at the time of the PubCo Shareholders Meeting, if any, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by any PubCo Entity or any Affiliate thereof in connection with the preparation of the PubCo Registration Statement or the Proxy Statement, if any, for inclusion or incorporation by reference therein. Subject to compliance with this Section 5.05 by the Company, PubCo shall use its reasonable best efforts to ensure that the PubCo Registration Statement complies in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of Nasdaq.

(c) PubCo shall use its reasonable best efforts to (i) respond to any comments on the PubCo Registration Statement or requests for additional information from the SEC and as soon as practicable after receipt of any such comments or requests, provide the SEC with all information reasonably necessary to amend the PubCo Registration Statement, (ii) have the PubCo Registration Statement cleared by the SEC as promptly as practicable following its filing with the SEC and (iii) in consultation with the Company, set a record date for the PubCo Shareholders Meeting, if necessary. PubCo shall promptly (A) notify the Company upon the receipt of any such comments or requests and (B) provide the Company with copies of all correspondence relating to the PubCo Registration Statement between PubCo and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Before responding to any such comments or requests or the filing or mailing of the PubCo Registration Statement, PubCo (x) shall provide the Company with a reasonable opportunity to review and comment on any drafts of the PubCo Registration Statement and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by the Company.

(d) The PubCo Registration Statement shall not, when sent to PubCo’s shareholders, contain any other proposal or request for stockholder approval of a Takeover Proposal.

(e) PubCo and the Company shall reasonably cooperate in good faith and use its respective reasonable best efforts to cause the shares of PubCo Shares to be issued in the Transactions to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date. PubCo shall also use its reasonable best efforts to obtain, and the Company shall reasonably cooperate in good faith with PubCo to assist PubCo in obtaining, all necessary state securities law or “blue sky” permits and approvals necessary to ensure that the PubCo Shares to be issued in the Transactions (to the extent required) shall be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the applicable record date for determining the holders of Company Common Stock entitled to notice and to vote pursuant to the Company Stockholder Approval, to the extent applicable.

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Section 5.06 PubCo Shareholders Meeting. Subject to Section 5.04, (i) as may be necessary and after reasonable consultation with the Company , PubCo shall establish the record date, or duly call, give notice of, convene and hold the PubCo Shareholders Meeting in accordance with the British Columbia Business Corporations Act (and in any event within twenty (20) days after the date thereof, unless otherwise required by applicable Laws), (ii) as promptly as practicable after the PubCo Registration Statement has been declared effective under the Securities Act, PubCo shall cause the Proxy Statement, if any, to be disseminated to PubCo’s shareholders in compliance with applicable Law and (iii) as promptly as practicable after the mailing of the Proxy Statement, if any, PubCo shall solicit proxies from the holders of PubCo Shares to vote in accordance with the recommendation of the PubCo Board with respect to the Transactions, including the Reverse Stock Split; provided, however, for the avoidance of doubt, PubCo may postpone or adjourn the PubCo Shareholders Meeting: (a) with the consent of the Company, (b) for the absence of a quorum, (c) to allow reasonable additional time (not to exceed twenty (20) days) for the filing and distribution of any supplemental or amended disclosure with respect to the Transactions, which the PubCo Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by PubCo’s shareholders prior to the PubCo Shareholders Meeting or (d) for up to ten (10) Business Days in the aggregate in connection with PubCo taking any of the actions permitted by Section 5.04 in response to a Takeover Proposal. Without limiting the generality of the foregoing, PubCo’s requirement to call and hold the PubCo Shareholders Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to PubCo of any Takeover Proposal, Intervening Event or the PubCo Board making a PubCo Adverse Recommendation Change. Prior to the mailing of the PubCo Registration Statement, PubCo shall be entitled to engage a proxy solicitor that is reasonably satisfactory to the Company, and PubCo shall keep the Company reasonably informed regarding its solicitation efforts and proxy tallies following the mailing of the PubCo Registration Statement. If, at any time after PubCo has obtained the vote of the shareholders of PubCo, the Company issues and sells shares of Company Common Stock in accordance with Section 5.01(c), the Company shall provide PubCo written notice of such issuance and sale within three Business Days following the consummation of any such issuance sale. Promptly following the receipt of such written notice, PubCo shall take all actions necessary to ensure that PubCo, as of the Effective Time, will be able to issue the Merger Consideration in accordance with the terms of this Agreement.

Section 5.07 Listing. PubCo shall use reasonable best efforts to ensure that the issued and outstanding PubCo Shares shall have been continually listed on Nasdaq as of and from the date of this Agreement through the Closing Date. PubCo and the Company shall reasonably cooperate in good faith to (a) effectuate the Reverse Stock Split and (b) cause the PubCo Shares being issued in connection with the Transactions to be approved for listing (subject to notice of issuance) on Nasdaq and to be approved for issuance (subject to official notice of issuance) at or after the Effective Time pursuant to Nasdaq rules and regulations. PubCo shall immediately notify the Company in writing if, at any time after the date hereof, it receives any correspondence from any officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the PubCo Shares on Nasdaq.

Section 5.08 Directors’ and Officers’ Indemnification and Insurance.

(a) From the Closing Date through the sixth anniversary of the Closing Date, PubCo and the Surviving Company shall indemnify any present or former director or officer of PubCo or the Surviving Company or their respective Subsidiaries (the “Indemnified Parties”) against all claims, losses, Liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Legal Action arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of PubCo, the Surviving Company or their respective Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under applicable Law. Each Indemnified Party will be entitled to advancement of Costs incurred in the defense of any such Legal Action from PubCo upon receipt by PubCo from the Indemnified Party of a request therefor; provided, that any such Person to whom Costs are advanced provides an undertaking to PubCo, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. PubCo shall cooperate with the Indemnified Party in the defense of any such Legal Action and PubCo shall not settle, compromise or consent to the entry of any judgment in any Legal Action pending or threatened in writing to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Action or such Indemnified Party otherwise consents in writing.

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(b) The provisions presently set forth in the PubCo Organizational Documents with respect to indemnification, advancement of Costs and exculpation of present and former directors and officers of PubCo shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of PubCo. The certificate of incorporation and bylaws of the Surviving Company shall contain, and PubCo shall cause the certificate of incorporation and bylaws of the Surviving Company to so contain, provisions no less favorable with respect to indemnification, advancement of Costs and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of PubCo.

(c) From and after the Effective Time, (i) the Surviving Company shall fulfill and honor in all respects the obligations of the Company to its Indemnified Parties as of immediately prior to the Effective Time pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) PubCo shall fulfill and honor in all respects the obligations of PubCo to its Indemnified Parties as of immediately prior to the Effective Time pursuant to any indemnification provisions under PubCo’s Organizational Documents and pursuant to any indemnification agreements between PubCo and such Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From and after the Effective Time, PubCo shall maintain a directors’ and officers’ Liability insurance policy, with an effective date as of the Closing Date on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to PubCo. In addition, each of PubCo and the Company shall purchase at its own expense, prior to the Effective Time, a three-year prepaid “tail policy” for the non-cancellable extension of the directors’ and officers’ Liability coverage of PubCo’s and the Company’s respective existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least three (3) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of Liability that are no less favorable than the coverage provided under PubCo’s or the Company’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of PubCo or the Company, or any of their respective Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions).

(e) The covenants contained in this Section 5.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. For the avoidance of doubt, the Indemnified Parties and their respective heirs and legal representatives shall be third-party beneficiaries with respect to the covenants contained in this Section 5.08. From and after the Effective Time, PubCo shall pay all Costs, including reasonable attorneys’ fees, that are incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.08, except to the extent that it is ultimately determined by a Governmental Authority with valid jurisdiction that such Indemnified Party is not entitled to be indemnified pursuant to this Agreement.

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(f) In the event that PubCo, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, PubCo or the Surviving Company, as applicable, shall take all necessary action so that the successors or assigns of PubCo or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 5.08.

Section 5.09 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law (but subject, for the avoidance of doubt, to Section 5.10, which sets forth the exclusive obligations of the Parties with respect to the subject matter thereof) each of the Parties shall, and shall use reasonable best efforts to cause its Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions applicable to such Party set forth in Article VI are satisfied and to consummate the Transactions as promptly as practicable in accordance with its terms. The terms of this Section 5.09 shall not limit the rights of PubCo set forth in Section 5.04.

Section 5.10 Consents; Filings; Further Action.

(a) Subject to the terms and conditions of this Agreement, PubCo and the Company shall (and shall cause their respective Subsidiaries to) each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing all things necessary, proper or advisable under applicable Laws to (i) make any necessary filings promptly after signing of this Agreement and obtain all necessary actions, waivers, registrations, permits, authorizations, Orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, make all necessary registrations and filings (including filings with Governmental Authorities, if any) and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, in order to consummate the Transactions as promptly as practicable and in any event prior to the Termination Date and (ii) deliver required notices or any necessary additional instruments to, and obtain required consents, waivers or any additional instruments necessary from, Third Parties in order to consummate the Transactions as promptly as practicable and in any event prior to the Termination Date.

(b) Subject to applicable Laws and the requirements of applicable Governmental Authorities, PubCo and the Company and their respective counsel shall (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private Person, (ii) to the extent legally permissible, have the right to review in advance, and each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the DOJ or the FTC or any other applicable Governmental Authority and (iv) where legally permissible, promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions. In furtherance of the foregoing and subject to applicable Laws and the requirements of Governmental Authorities, PubCo and the Company shall (with respect to any in-person discussion or meeting, remote video meeting or substantive telephonic discussion or meeting), provide the other Party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions. Notwithstanding anything to the contrary in this Section 5.10(b), PubCo and the Company may, as each deems advisable and necessary, (x) reasonably designate any competitively sensitive material provided to the other under this Section 5.10 as “Antitrust Counsel Only Material” and (y) redact materials to be provided to the other Party as necessary to comply with a contractual arrangement, to address good faith legal privilege or confidentiality concerns, to comply with applicable Law or to remove references concerning the valuation of PubCo or Company and their respective Subsidiaries.

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(c) In furtherance of the undertakings under this Section 5.10, PubCo and the Company, along with their respective Subsidiaries, shall use their reasonable best efforts to obtain clearance under any applicable Antitrust Laws so as to enable the Parties to consummate the Transactions as promptly as practicable, and in any event prior to the Termination Date, which shall include using reasonable best efforts to propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of such of its and its Subsidiaries’ assets, properties or businesses or of the assets, properties or businesses, and enter into such other arrangements, as are necessary or advisable in order to avoid the entry of, and the commencement of, litigation, seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any proceeding by a Governmental Authority or any other Person under applicable Antitrust Laws, that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions. PubCo shall not, unless requested to do so by the Company, commit to or effect any action contemplated in the immediately preceding sentence.

(d) Each of PubCo and the Company shall consult with the other Party and consider in good faith the views of the other Party with respect to the appropriate strategy relating to any matters relating to the Antitrust Laws, including with respect to any filings, notifications, submissions and communications with or to any Governmental Authority and the nature and timing of any divestitures or other remedial undertakings made for purposes of securing any required approvals under the Antitrust Laws; provided, that notwithstanding any other provisions of this Agreement to the contrary, the Company shall, on behalf of the Parties, control and direct all aspects of the Parties’ efforts with respect to applicable Antitrust Laws and any authorization, consent, notice or approval to be obtained from a Governmental Authority or Third Party with respect to the Transactions, including having principal responsibility for devising, implementing and making the final determination as to such appropriate strategy, and shall have the right, in its sole discretion, to determine the nature and timing of any such divestitures or other remedial undertakings to the extent any such divestitures or other remedial undertakings would be conditioned upon and only be effective after the Closing. PubCo shall cooperate in good faith with the Company in the Parties’ efforts to obtain any clearance, approval, waiver or expiry or early termination of any applicable waiting periods with respect to any Antitrust Laws.

Section 5.11 Public Announcements. The Parties shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the Transactions. No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or Nasdaq rules, in which case that Party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement; provided, however, that such consent shall not be required, and no Party shall be required to consult with any other Party in connection with, or provide the other an opportunity to review or comment upon, any press release or other public statement or comment to be issued or made with respect to any Takeover Proposal. Notwithstanding the foregoing, without the prior consent of the other parties, the Company or PubCo may (a) communicate with its respective customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law to the extent such communications consist of information included in a press release or other document previously approved for external distribution by the other Party and (b) issue public statements or disseminate information to the extent solely related to the operation of the business of such Party. PubCo and the Company will each issue a press release announcing the execution of this Agreement, each of which shall be reasonably acceptable to the other Party.

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Section 5.12 Fees and Expenses. Except as explicitly provided otherwise in this Agreement, whether or not the Transactions are consummated, all expenses (including those payable to Representatives) incurred by any Party or on its behalf in connection with this Agreement and the Transactions (“Expenses”) shall be paid by the Party incurring those Expenses. For the avoidance of doubt, all PubCo Entities’ expenses will either be paid, or transferred under the Separation Agreement, if any, at Closing.

Section 5.13 Takeover Statutes. Unless the PubCo Board has made a PubCo Adverse Recommendation Change in accordance with this Agreement, if any takeover statute is or becomes applicable to this Agreement or any Transaction, each of PubCo, the Company and their respective boards of directors shall use reasonable best efforts (a) to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) to otherwise act to eliminate or minimize the effects of such takeover statute.

Section 5.14 Rule 16b-3. Prior to the Effective Time, PubCo shall take such further actions, if any, as may be necessary or appropriate to ensure that the dispositions of equity securities of PubCo (including derivative securities) pursuant to the Transactions by any Person who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15 Succession of Officers and Directors.

(a) At the Closing, PubCo shall deliver to the Company evidence reasonably satisfactory to the Company of the resignation of all directors of PubCo effective as of the Effective Time.

(b) The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of PubCo until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the PubCo Organizational Documents.

(c) As of the Effective Time, PubCo shall take all action necessary to cause (i) the number of members of the PubCo Board to be fixed at five (5) and (ii) cause to be appointed to the PubCo Board, as directors, up to four (4) persons chosen by the Company in its sole discretion and one (1) person chosen by PubCo, and as set forth on Section 1.06(a) of the Company Disclosure Letter. If any person identified by the Company to serve on the PubCo Board in accordance with this Section 5.15(c) is unable or unwilling to serve in such capacity, the Company may designate a successor but not less than five (5) days in advance of the Closing or such earlier period as may be required by disclosure requirements under applicable Law.

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Section 5.16 Notification of Certain Matters. The Company shall give prompt notice to PubCo, and PubCo shall give prompt notice to the Company, of (a) the occurrence of any event known to it which would reasonably be expected to, individually or in the aggregate, (i) in the case of the Company, have a Company Material Adverse Effect, or, in the case of PubCo, have a PubCo Material Adverse Effect, (ii) cause any condition set forth in Article VI to be unsatisfied in any material respect at any time prior to the Effective Time or (iii) cause any authorization, consent, Order, declaration or approval of any Governmental Authority or Third Party necessary for the consummation of the Transactions to not be obtained by the Termination Date or (b) any action, suit, proceeding, inquiry or investigation pending or, to the Knowledge of the Company or PubCo, threatened which questions or challenges the validity of this Agreement or the ability of any party to consummate the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice nor shall the party giving such notice be prejudiced with respect to any such matters solely by virtue of having given such notice.

Section 5.17 Certain Litigation. (a) PubCo shall assume the control and defense at its own expense of all shareholder litigation against PubCo, any of its Subsidiaries or any of the directors or officers of PubCo or its Subsidiaries (such Persons, the “Covered Persons”), in each case, arising out of or in connection with this Agreement or the Transactions (collectively, the “Shareholder Litigation”); provided, that (i) PubCo shall promptly as practicable notify the Company of such Shareholder Litigation, (ii) PubCo shall keep the Company reasonably informed with respect to the status thereof and (iii) the Company shall have the right to participate in (and jointly control) such proceedings, negotiations and settlement decisions.

(b) PubCo shall obtain the prior written consent of the Company and the Covered Persons (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement, understanding or other agreement relating to such Shareholder Litigation.

(c) Each Party shall cooperate, and cause its Affiliates to cooperate, in the defense of any Shareholder Litigation and shall furnish or cause to be furnished such records, information and testimony, and attend, at each Party’s own expense, such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 5.18 Requisite Company Approval. Upon the terms set forth in this Agreement and the Company Voting Agreement, the Company shall either: (a) call and hold a meeting of the stockholders of the Company for the purpose of voting upon the approval and adoption of this Agreement, the Merger and all other Transactions including the conversion of the Company Convertible Securities described in Section 2.01(b) or (b) solicit a majority written consent from its stockholders, (the “Company Stockholder Approval”) as soon as reasonably practicable after the PubCo Registration Statement becomes effective, and in any event within twenty-five (25) Business Days after the PubCo Registration Statement becomes effective. In connection therewith, the Company, as promptly as practicable (x) shall establish the record date (which record date shall be mutually agreed with PubCo) for determining the Company Stockholders entitled to provide such written consent and (y) shall use reasonable best efforts to obtain proxies from the Company Stockholders to give the Company Stockholder Approval. The Company Board shall make the Company Board Recommendation to stockholders of the Company. Neither the Company Board nor any committee thereof shall withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to PubCo the Company Board Recommendation.

Section 5.19 Lock-Up Agreements. Prior to the Effective Time, each of PubCo and the Company shall cause all of their respective executive officers, directors and holders of three percent (3%) or more of each of the Company and PubCo Shares, respectively, to enter into a Lock-up Agreement.

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Article VI. CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Consummate the Transactions. The respective obligation of each Party to effect the Transactions, including the Merger, is subject to the satisfaction on or before the Closing Date of each of the following conditions, unless waived in writing by each of PubCo and the Company:

(a) PubCo Board Approval. This Agreement shall have been duly adopted by the PubCo Board.

(b) Company Stockholder Approval. This Agreement shall have been duly adopted by the holders of shares of the Company constituting the Requisite Company Vote.

(c) Registration Statements. The PubCo Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the PubCo Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

(d) Listings.

(i) The existing shares of PubCo Shares shall have been continually listed on Nasdaq as of and from the date of this Agreement through the Closing Date.

(ii) The shares of PubCo Shares to be issued pursuant to Article II shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(e) Approvals. The Parties shall have received all approvals from any Governmental Authority necessary to consummate the transaction, including, but not limited to, the expiration or termination of the waiting period under the HSR Act.

(f) No Orders. There shall not have been enacted, promulgated or made effective after the date of this Agreement any Law or Orders by a Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits or makes illegal, or any Legal Action by any Governmental Authority seeking to enjoin or prohibit or make illegal, consummation of the Transactions and there shall not be in effect any injunction (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits consummation of the Transactions.

(g) Due Diligence. All due diligence review reasonably required by the Parties has been completed to the reasonable satisfaction to the relevant Party.

Section 6.02 Conditions to Obligations of PubCo Entities. The obligations of each of PubCo Entity to effect the Transactions, including the Merger, are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by PubCo:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company set forth in Section 3.06(a), Section 3.06(b) and Section 3.06(g) (Capitalization) shall be true and correct in all respects (except for (A) any inaccuracies that individually or in the aggregate are de minimis or (B) to the extent any such representation and warranty expressly speaks as of a specified date, in which case, subject to the qualifications as set forth in the preceding clause (A), as of such date) as of the Closing as though then made on such date;

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(ii) Each of the representations and warranties of the Company set forth in Section 3.01 (Organization and Power), Section 3.04 (Corporate Authorizations), Section 3.06 (Capitalization) (other than subsections (a) and (b) and (g) thereof), Section 3.21 (Takeover Statutes), and Section 3.24 (Brokers) (A) that are not qualified by references to “material” or any other materiality qualifications shall be true and correct in all material respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date) and (B) that are qualified by references to “material” or any other materiality qualifications shall be true and correct in all respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date);

(iii) The representation and warranty set forth in Section 3.10 (Absence of Certain Changes) shall be true and correct in all respects; and

(iv) The remaining representations and warranties of the Company contained in Article III (Representations and Warranties of the Company) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except, in the case of clause (iv) only, where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, Company Material Adverse Effect, or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations. The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing Date.

(c) Absence of Company Material Adverse Effect. No event, circumstance, development, change or effect shall (i) have occurred since the date of this Agreement that, individually or in the aggregate, has caused a Company Material Adverse Effect or (ii) continue to occur that would reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect.

(d) Third Party Consent to Separation Agreement. PubCo shall have received the requisite consents from applicable third parties, including without limitations, lenders or creditors of PubCo, with respect to the Separation Agreement, if any, and the transactions contemplated therein. Such third-party consent shall remain in effect through, and shall not have been withdrawn by the applicable third party prior to, the Effective Time.

(e) Completion of Audit and Review. The Company shall have completed a PCAOB audit of its financial statements for the years ending on December 31, 2021 and December 31, 2022, and an auditor review of the nine-month period ending on September 30, 2023, consisting of the balance sheet of the Company and the related statements of income, shareholders’ equity and cash flows for such periods (“Audited Financial Statements”), as performed by Assurance Dimensions (“Company Auditor”), and the unaudited financial statements of the Company for the quarters between September 30, 2023 and the Closing Date, as reviewed by the Company Auditor (“Reviewed Financial Statements”), except in the event that the Closing Date is within forty-five (45) days of the Company’s most recently completed quarterly period.

(f) Officer’s Certificate. PubCo shall have received a certificate, signed by an executive officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), Section 6.02(c) and Section 6.02(e).

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Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Transactions, including the Merger, is also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the PubCo Entities set forth in Section 4.06(a), Section 4.06(b) and Section 4.06(g) (Capitalization) shall be true and correct in all respects (except for (A) any inaccuracies that individually or in the aggregate are de minimis or (B) to the extent any such representation and warranty expressly speaks as of a specified date, in which case, subject to the qualifications as set forth in the preceding clause (A), as of such date) as of the Closing as though then made on such date;

(ii) Each of the representations and warranties of the PubCo Entities set forth in Section 4.01 (Organization and Power), Section 4.04 (Corporate Authorization), Section 4.06 (Capitalization) (other than subsections (a), (b) and (g) thereof), Section 4.22 (Takeover Statutes), and Section 4.27 (Brokers) (A) that are not qualified by references to “material” or any other materiality qualifications shall be true and correct in all material respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date) and (B) that are qualified by references to “material” or any other materiality qualifications shall be true and correct in all respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date);

(iii) The representation and warranties set forth in Section 4.11 (Absence of Certain Changes) shall be true and correct in all respects; and

(iv) The remaining representations and warranties of the PubCo Entities contained in Article IV (Representations and Warranties of the PubCo Entities) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except, in the case of this clause (iv) only, where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, PubCo Material Adverse Effect or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect.

(b) Net Cash Minimum. PubCo shall have maintained on its books, as of the Closing Date, a Net Cash minimum in the amount of $10,000,000 (“Net Cash Minimum”) and shall have provided evidence, in form and substance that is reasonably acceptable to the Company, thereof.

(c) Payoff Letter. PubCo shall have provided to the Company payoff letters or similar documentation evidencing the settlement or satisfaction of all PubCo Liabilities.

(d) Performance of Obligations. Each PubCo Entity shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing Date.

(e) Absence of PubCo Material Adverse Effect. No event, circumstance, development, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate, has had, or would reasonably be expected to have, a PubCo Material Adverse Effect.

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(f) Officer’s Certificate. The Company shall have received a certificate, signed by an executive officer of PubCo, certifying as to the matters set forth in Section 6.03(a), Section 6.03(b) and Section 6.03(c).

(g) Resignation and Releases. A written resignation and general release, in a form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, by and for each of the officers and directors of PubCo who are not going to continue as officers or directors of PubCo after the Closing pursuant to Section 5.15(a) hereof.

(h) Separation Agreement. The Company shall have received from PubCo (i) the Separation Agreement, if applicable, duly executed by the parties thereto and (ii) confirmation of the termination of contracts, agreements and other obligations as shall be set forth in the Separation Agreement, if any, (“Terminated Obligations”) and release from the other parties to the Terminated Obligations, which termination and release shall be effective on or prior to the Closing Date.

(h) Dissenters’ Rights. The Company is not subject to dissenters’ rights claims pursuant to Section 262 of the DGCL representing more than $100,000 from the Company Stockholders.

Section 6.04 Frustration of Closing Conditions. Neither the Company, on the one hand, nor any PubCo Entity, on the other hand, may rely, either as a basis for not consummating the Transactions or for terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was principally caused by such Party’s breach of any provision of this Agreement or failure to use the efforts to consummate the Transactions, as required by and subject to this Agreement.

Article VII. TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time before the Effective Time, by mutual written consent of PubCo and the Company.

Section 7.02 Termination by Either PubCo or the Company. This Agreement may be terminated by either PubCo or the Company at any time before the Effective Time:

(a) if the Transactions have not been consummated by August 31, 2024 (the “Termination Date”), except that the right to terminate this Agreement under this Section 7.02(a) shall not be available to any Party whose breach of this Agreement has been a principal cause of, or principal reason for, the failure to consummate the Transactions by such date; or

(b) if any Law or Order is enacted, issued, promulgated or entered by a Governmental Authority of competent jurisdiction (including Nasdaq) that permanently enjoins, or otherwise prohibits consummation of the Transactions, and (in the case of any Order) such Order has become final and non-appealable.

Section 7.03 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time;

(a) the Company shall have paid the Company Termination Fee (as defined below) to PubCo pursuant to Section 7.06;

(b) if the PubCo Board approves, endorses or recommends to the shareholders of PubCo a Superior Proposal;

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(c) if there shall have been a breach of Section 5.04;

(d) if any PubCo Entity breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.01 or Section 6.03 and cannot be cured by the Termination Date, or, if curable, has not been cured by the PubCo Entities within the earlier of (i) thirty (30) days after PubCo’s receipt of written notice of such breach from the Company and (ii) three (3) Business Days prior to the Termination Date; provided, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.03(d) if the Company is then in breach of any of their representations, warranties, covenants or agreements contained in this Agreement that would result in the conditions to Closing set forth in Section 6.01 or Section 6.02 not being satisfied;

(e) if all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied (other than any condition the failure of which to be satisfied has been principally caused by the breach of this Agreement by any PubCo Entity or any of their respective Affiliates and conditions that, by their nature, are to be satisfied at Closing and which were, at the time of termination, capable of being satisfied) and PubCo has failed to fulfill its obligation and agreement herein to consummate the Closing within three Business Days following written notice of such satisfaction from the Company and that the Company is ready, willing and able to consummate the Transactions; or

(f) if the Separation Agreement, if any, in a form acceptable to the Company in its sole discretion, is not executed at the Effective Time.

Section 7.04 Termination by PubCo. This Agreement may be terminated by PubCo at any time before the Effective Time:

(a) if and only if prior to or substantially concurrent with such termination, (i) PubCo shall have paid the PubCo Termination Fee (as defined below) to the Company pursuant to Section 7.06 and (ii) PubCo enters into a definitive agreement with respect to the Superior Proposal that did not result from a material breach of Section 5.04 and that remained a Superior Proposal following PubCo’s compliance with the provisions set forth in Section 5.04;

(b) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.01 or Section 6.02 and (ii) cannot be cured by the Termination Date, or, if curable, has not been cured by the Company within the earlier of (A) thirty (30) days after the Company’s receipt of written notice of such breach from PubCo and (B) three (3) Business Days prior to the Termination Date; provided, PubCo shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if any PubCo Entity is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would result in the conditions to Closing set forth in Section 6.01 or Section 6.03 not to be satisfied; or

(c) if all of the conditions set forth in Section 6.01 and Section 6.03 have been satisfied (other than any condition the failure of which to be satisfied has been principally caused by the breach of this Agreement by the Company or any of its Affiliates and conditions that, by their nature, are to be satisfied at Closing and which were, at the time of termination, capable of being satisfied) and the Company has failed to fulfill its obligation and agreement herein to consummate the Closing within three (3) Business Days following written notice of such satisfaction from PubCo and that PubCo is ready, willing and able to consummate the Transactions.

Section 7.05 Effect of Termination. If this Agreement is validly terminated pursuant to this Article VII, except as set forth in this Section 7.05, it shall become void and of no further force and effect, with no Liability (except as provided in Section 7.06) on the part of any Party (or any stockholder or Representative of such Party), except that, subject to Section 7.06, if such termination results from (a) fraud or (b) the willful and material (i) failure of any Party to perform its covenants, obligations or agreements contained in this Agreement or (ii) breach by any Party of its representations or warranties contained in this Agreement, then such Party shall be liable for any damages incurred or suffered by the other Parties as a result of such failure or breach. The provisions of Section 5.03(b) (Confidentiality), Section 5.12 (Fees and Expenses), this Section 7.05 (Effect of Termination), Section 7.06 (Fees and Expenses Following Termination) and Article IX (Miscellaneous) shall survive any valid termination of this Agreement.

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Section 7.06 Fees and Expenses Following Termination.

(a) All Expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with the provisions of Section 5.12.

(b) PubCo shall pay, or cause to be paid, to the Company (or its designee(s)) by wire transfer of immediately available funds an amount equal to $250,000 (the “PubCo Termination Fee”), if: (i) this Agreement is terminated by PubCo pursuant to Section 7.04(a) in which case payment shall be made before or concurrently with such termination or (ii) this Agreement is terminated by the Company pursuant to Section 7.03(e) or Section 7.03(f) in which case payment shall be made within two (2) Business Days following such termination.

(c) If (i) this Agreement is terminated by Company pursuant to Section 7.03(a) in which case payment shall be made before or concurrently with such termination or (ii) this Agreement is terminated by PubCo pursuant to Section 7.04(b) or Section 7.04(c), the Company shall pay, or cause to be paid, to PubCo (or its designee(s)) by wire transfer of immediately available funds an amount equal to $250,000 (the “Company Termination Fee”) in which case payment shall be made within two (2) Business Days following such termination.

(d) PubCo and the Company acknowledge that:

(i) Notwithstanding anything to the contrary in this Agreement, if the PubCo Termination Fee is required to be paid as a result of a termination of this Agreement, then, the Company’s right to receive payment of the PubCo Termination Fee pursuant to Section 7.06(b) shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of the Company and its Affiliates for (A) the damages suffered as a result of the failure of the Transactions to be consummated and (B) any other damages suffered as a result of or in connection with this Agreement and the Transactions, and upon payment of the PubCo Termination Fee in accordance with this Section 7.06, none of the PubCo Entities or any of their respective Affiliates, respective current or former stockholders, directors, officers, employees, agents, advisors or other Representatives (collectively, the “PubCo Related Parties”) shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions; provided, that the foregoing shall not impair the rights of the Company, if any, to obtain an order of specific performance prior to any valid termination of this Agreement. The Parties acknowledge and agree that in no event will (x) the PubCo Entities be required to pay the PubCo Termination Fee on more than one occasion or (y) will any PubCo Entity have Liability for monetary damages (including monetary damages in lieu of specific performance) in the aggregate in excess of the PubCo Termination Fee (such amount, the “Maximum PubCo Liability Amount”) for breaches of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise). Under no circumstances shall the Company (or any of its equity holders or other Person) be permitted or entitled to receive both a grant of specific performance and any monetary damages, including any monetary damages in lieu of specific performance and the PubCo Termination Fee.

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(ii) Notwithstanding anything to the contrary in this Agreement, if the Company Termination Fee is required to be paid as a result of a termination of this Agreement, then the PubCo Related Parties’ right to receive payment of the Company Termination Fee pursuant to Section 7.06(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of the PubCo Entities and their respective Affiliates for (A) the damages suffered as a result of the failure of the Transactions to be consummated and (B) any other damages suffered as a result of or in connection with this Agreement and the Transactions, and upon payment of the Company Termination Fee in accordance with this Section 7.06, none of the Company or any of its Affiliates, respective current or former stockholders, directors, officers, employees, agents, advisors or other Representatives (collectively, the “Company Related Parties”) shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions; provided, that the foregoing shall not impair the rights of the PubCo Entities, if any, to obtain an order of specific performance prior to any valid termination of this Agreement. The Parties acknowledge and agree that in no event will (x) the Company be required to pay a Company Termination Fee on more than one occasion or (y) will the Company have Liability for monetary damages (including monetary damages in lieu of specific performance) in the aggregate in excess of the Company Termination Fee (such amount, the “Maximum Company Liability Amount”) for breaches of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise). Under no circumstances shall any PubCo Entity (or any of its equityholders or other Person) be permitted or entitled to receive both a grant of specific performance and any monetary damages, including any monetary damages in lieu of specific performance and the Company Termination Fee.

Article VIII. [Intentionally left blank]

Article IX. MISCELLANEOUS

Section 9.01 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

(b) “Antitrust Laws” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

(c) “Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by Law to close, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time.

(d) “Company Assets” means any assets of the Company or any of its Subsidiaries.

(e) “Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

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(f) “Company Equity Plan” means the Company’s 2023 equity incentive plan.

(g) “Company Incorporation Date” means April 30, 2020.

(h) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, would reasonably be expected to (i) result in a material adverse effect on the business, assets, Liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) prevent, or materially impair or delay, the ability of the Company to consummate the Transactions or otherwise perform any of its obligations under this Agreement; provided, however, solely with respect to clause (i), no Effect (by itself or when aggregated or taken together with any and all other Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect (by itself or when aggregated or taken together with any and all other such Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (A) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world or conditions in the global economy generally; (B) conditions (or changes in such conditions) in the securities markets, credit markets, currency or cryptocurrency markets or other financial markets in the United States or any other country or region in the world; (C) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (D) changes in political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (E) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (F) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, for the avoidance of doubt, any effect resulting from, arising out of or otherwise related to COVID-19 (including any impact of any associated shutdown, shelter in place or non-essential business order or other similar measures mandated or recommended by any applicable Governmental Authority)); (G) the announcement of this Agreement or the pendency or consummation of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representation or warranty set forth in Section 3.03 or Section 3.05); (H) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (I) any actions taken or failure to take action, in each case, to which PubCo has expressly requested or consented to, or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement, or the failure to take any action prohibited by this Agreement; or (J) any breach of this Agreement by the PubCo Entities; provided, further, that any Effect relating to or arising out of or resulting from any change or event referred to in clauses (A) through (F) or (H) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such change or event has a disproportionate impact on the Company and its Subsidiaries as compared to other participants that operate in the industry in which the Company and its Subsidiaries operate.

(i) “Company Stock Options” means a stock option to purchase shares of Company Common Stock issued by the Company pursuant to the Company Equity Plan.

(j) “Company Termination Fee” shall be as defined in Section 7.06(c).

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(k) “Contract” means any written or oral contract, agreement, indenture, note, bond, loan, lease, sublease, mortgage, license, sublicense, obligation or other binding arrangement.

(l) “COVID-19” means the Coronavirus and any strain, mutation or variation thereof, any health condition related thereto.

(m) “DOJ” means the U.S. Department of Justice.

(n) “Environmental Laws” means all Laws relating to (i) pollution, contamination, protection of the (indoor or outdoor) environment or health and safety, (ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the environment, including air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Substances. “Environmental Laws” includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Control Act, 42 U.S.C. § 6901 et seq. and all applicable analogous state or local statutes or ordinances.

(o) “Exchange Ratio” means the quotient obtained by dividing the Company Merger Shares by the Company Outstanding Shares, in which case:

(i) “Company Merger Shares” means the product obtained by multiplying (A) the PubCo Outstanding Shares by (B) 94.5% (or as such percentage may be further determined or adjusted pursuant to Section 2.01(e)).

(ii) “Company Outstanding Shares” means the total number of shares of Company Common Stock on a fully diluted and as-converted basis.

(p) “FTC” means the U.S. Federal Trade Commission.

(q) “Governmental Authority” means (i) any federal, state, local, foreign or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), (ii) any self-regulatory organization and (iii) any political subdivision of any of the foregoing.

(r) “Hazardous Substances” means any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that presents a risk to human health or the environment or is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law or is otherwise governed, defined, regulated or for which Liability or standards of conduct may be imposed under any Environmental Law including but not limited to any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, mold and perfluoroalkyl and polyfluoroalkyl substances.

(s) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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(t) “Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, including any and all (i) inventions (whether or not patentable), invention disclosures, patents and patent applications (including divisionals, provisionals, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, assumed names, corporate names, domain names and other source identifiers, including all registrations and applications for registration of the foregoing and all goodwill associated with any of the foregoing; (iii) copyrights (including all registrations and applications for registration), copyrightable subject matter, original works of authorship and moral rights; (iv) rights in Software; (v) trade secrets, including confidential and proprietary information and know-how (including processes, formulae, techniques, methods, algorithms, data, databases, designs, drawings, specifications and material proprietary customer and business data); and (vi) rights to sue and recover and retain damages, costs and attorneys’ fees for the past, present and future infringement, misappropriation or other violation of any of the foregoing.

(u) “Intervening Event” means any material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (i) was not known by nor was reasonably foreseeable to the PubCo Board or any of the PubCo Knowledge Persons as of or prior to the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the PubCo Board or the PubCo Knowledge Persons as of the date of this Agreement) and results in the standalone financial condition of PubCo and its Subsidiaries, taken as a whole, being materially more favorable to the stockholders of PubCo than this Agreement and the Transactions and (ii) does not relate to or involve (A) a Takeover Proposal or (B) any changes in the market price, or change in trading volume, of the PubCo Shares, any change of the ratings or ratings outlook for PubCo by any of the Rating Agencies and the consequences of any such ratings or outlook changes, or PubCo exceeding any projections, forecasts, budgets, operational metrics or estimates (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of Intervening Event, be taken into account in determining whether an Intervening Event has occurred).

(v) “Intervening Event Notice” means a prior written notice of an Intervening Event delivered by PubCo to the Company in accordance with Section 5.04(c)(vii).

(w) “Intervening Event Notice Period” means five (5) Business Days (as modified, extended or continued in accordance with Section 5.04(c)(vii)).

(x) “Knowledge” means, when used with respect to PubCo or the Company, the actual knowledge of the Persons set forth in Section 1.06(b) of the PubCo Disclosure Letter or Company Disclosure Letter, respectively and such Persons on the PubCo Disclosure Letter referred to as the “PubCo Knowledge Persons,” and such Persons on the Company Disclosure Letter referred to as the “Company Knowledge Persons,” in each case, after reasonable investigation of each such individual.

(y) “Law” means any federal, state, national, material local or municipal or other law, statute, ordinance, code, regulation, rule, the common law or other requirement of any Governmental Authority, and any Orders.

(z) “Liability” means any obligation or liability (whether absolute or contingent, asserted or unasserted, known or unknown, liquidated or unliquidated, due or to become due, fixed or unfixed, and regardless of when or by whom asserted).

(aa) “Liens” means any mortgages, deeds of trust, liens, pledges, security interests, leases, subleases, licenses, covenants, claims, hypothecations, options, rights of first offer or refusal, charges or other encumbrances in respect of any property or asset.

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(bb) “losses” means any loss, Liability, demand, claim, action, cost, damage, deficiency, loss of or diminution in value, award, royalty, penalty, Tax, fine, expense, settlement, judgment or charge (including interest, penalties, attorneys’ or other advisors’ fees and expenses (including any costs of preparing Tax Returns), amounts paid in investigation or defense and amounts paid in settlement, of any of the foregoing).

(cc) “Maximum PubCo Liability Amount” shall be as defined in Section 7.06(d)(i).

(dd) “Merger Sub Common Stock” means the common stock, par value $0.001 per share, of Merger Sub.

(ee) “Nasdaq” means the Nasdaq Stock Market LLC.

(ff) “Net Cash” means unrestricted current assets in the form of cash and cash equivalents as of the Closing minus current liabilities and all expenses related to the Transaction as of the Closing.

(gg) “Net Cash Minimum” shall be as defined in Section 6.03(b).

(hh) “Orders” means any orders, decisions, judgments, writs, injunctions, decrees, awards or other determinations of any Governmental Authority.

(ii) “Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP (or IFRS, as appliable); (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, or which are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP (or IFRS, as applicable); (iii) zoning, entitlement, building and other land use Liens applicable to real property which are not violated by the current use, occupancy or operation of such real property; (iv) covenants, conditions, restrictions, easements and other non-monetary Liens affecting title to any real property which would not materially impair the value, current use, occupancy or operation of such real property; (v) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar Laws; (vi) Liens on goods in transit incurred pursuant to documentary letters of credit; (vii) non-exclusive, non-perpetual licenses of Intellectual Property granted by the applicable Party in the ordinary course of business; (viii) such other Liens that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien; and (ix) Liens described in Section 9.01(aa) of the Company Disclosure Letter or the PubCo Disclosure Letter.

(jj) “Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority.

(kk) “Proxy Statement” means the proxy statement to be sent to PubCo shareholders in connection with the PubCo Shareholders Meeting, if any.

(ll) “PubCo Assets” means any assets of PubCo or any of its Subsidiaries.

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(mm) “PubCo Common Shares” or “PubCo Shares” means the common shares, without par value per share, in the capital of PubCo.

(nn) “PubCo Employee” means each individual who is an employee, independent contractor or other individual service provider of PubCo and its Subsidiaries.

(oo) “PubCo Equity Plan” means the Omnibus Securities and Incentive Plan effective June 29, 2022.

(pp) “PubCo Liabilities” means current outstanding Liabilities of PubCo and such Liabilities incurred by PubCo after the date hereof, including any fees or other payments due as related to the Transaction incurred by or for the account of PubCo.

(qq) “PubCo Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, would reasonably be expected to (i) result in a material adverse effect on the business, assets, Liabilities, results of operations or condition (financial or otherwise) of the PubCo Entities and their Subsidiaries, taken as a whole or (ii) prevent, or materially impair or delay, the ability of the PubCo Entities to consummate the Transactions or otherwise perform any of its obligations under this Agreement; provided, however, solely with respect to clause (i), no Effect (by itself or when aggregated or taken together with any and all other Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “PubCo Material Adverse Effect,” and no Effect (by itself or when aggregated or taken together with any and all other such Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “PubCo Material Adverse Effect” has occurred or may, would or could occur: (A) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (B) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world; (C) conditions (or changes in such conditions) in the industries in which PubCo Entities and their Subsidiaries conduct business; (D) changes in political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (E) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (F) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, for the avoidance of doubt, any effect resulting from, arising out of or otherwise related to COVID-19 (including any the impact of any associated shutdown, shelter in place or non-essential business order or other similar measures mandated or recommended by any applicable Governmental Authority)); (G) the announcement of this Agreement or the pendency or consummation of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representation or warranty set forth in Section 4.03 or Section 4.05); (H) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in IFRS or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (I) any actions taken or failure to take action, in each case, to which the Company has expressly requested or consented to, or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement, or the failure to take any action prohibited by this Agreement; (J) any failure by PubCo or any of its Subsidiaries to meet any internal or external projections or forecasts or any decline in the price of PubCo Shares (but excluding, in each case, the underlying causes of such failure or decline, as applicable, which may themselves constitute or be taken into account in determining whether there has been, or would be, a PubCo Material Adverse Effect); or (K) any breach of this Agreement by the Company; provided, further, that any Effect relating to or arising out of or resulting from any change or event referred to in clauses (A) through (F) or (H) above may constitute, and be taken into account in determining the occurrence of, a PubCo Material Adverse Effect if and only to the extent that such change or event has a disproportionate impact on the PubCo Entities and their Subsidiaries as compared to other participants that operate in the industry in which the PubCo Entities and their Subsidiaries operate.

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(rr) “PubCo Outstanding Shares” means the total number of outstanding PubCo Shares, on a fully diluted and as-converted basis with respect to PubCo Convertible Securities and on a post-Reverse Stock Split basis.

(ss) PubCo Stock Option” means a stock option to purchase PubCo Shares pursuant to the PubCo Equity Plan.

(tt) “PubCo Termination Fee” shall be as defined in Section 7.06(b).

(uu) “Qualified Person” means any Person making a bona fide Takeover Proposal that did not result from a breach of Section 5.04 that the PubCo Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or would reasonably be expected to lead to, a Superior Proposal.

(vv) “Rating Agencies” means Standard & Poor’s Ratings Service and A.M. Best Company.

(ww) “Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person.

(xx) “Requisite Company Vote” means the written consent or affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

(yy) “Reverse Stock Split” means a reverse stock split of the PubCo Shares at a reverse stock split ratio ranging from 6-for-1 to 200-for-1, with the final ratio to be designated by the Company and effective by PubCo prior to the Effective Time in accordance with the terms hereof.

(zz) “Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

(aaa) “Software” means all computer software (in object code or source code format), libraries, data and databases and related specifications, documentation and materials.

(bbb) “Specified Time” means the time that this Agreement is terminated in accordance with the terms hereof.

(ccc) “Stock Equivalent” means, with respect to any Person, any option or other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Company and any option, warrant or other right to subscribe for, purchase or acquire shares of such Person’s capital stock or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

(ddd) “Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than 50% of the voting stock or other interests, the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person.

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(eee) “Superior Proposal” means a bona fide and unsolicited written Takeover Proposal (substituting “more than 50%” for “20%” in each instance in the definition of Takeover Proposal), made by any Third Party or group (as defined in Section 13 of the Exchange Act) within twenty (20) Business Days of the date of this Agreement, which did not result from a direct or indirect breach of any provision of this Agreement, including Section 5.04, and that the PubCo Board determines in good faith, in consultation with outside legal counsel and financial advisors and taking into account (with such weight and proportion as determined by the PubCo Board in its sole discretion) all the terms and conditions and the financial, legal, regulatory, timing, financing, conditionality and other aspects and risks of such Takeover Proposal and this Agreement (after taking into account any revisions to the terms and conditions to this Agreement made or proposed in writing by the Company prior to the time of determination that would be immediately binding on the Company upon acceptance by PubCo and execution of definitive documents), including the availability of financing, regulatory approvals, breakup fee and expense reimbursement provisions, the identity and wherewithal of the Person or group making the proposal to consummate the transaction, and such other factors as the PubCo Board considers appropriate, (i) are more favorable to PubCo and its shareholders (solely in their capacities as such) than the Transactions, (ii) the financing of which, if applicable in the sole discretion of the PubCo Board, is fully committed on customary terms for a transaction of the type and (iii) the PubCo Board believes is reasonably likely to be consummated in accordance with its terms taking into account all the factors described above and other aspects and terms of such proposal and the identity of the Person or group making the proposal; provided, however, that any such Takeover Proposal shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such Takeover Proposal is not committed and is not reasonably capable of being obtained by such Third Party, or if the consummation of such transaction is contingent on any such financing being obtained.

(fff) “Superior Proposal Notice” means a prior written notice of a Superior Proposal delivered by PubCo to the Company in accordance with Section 5.04(c)(vi)(X).

(ggg) “Superior Proposal Notice Period” means five (5) Business Days (as modified, extended or continued in accordance with Section 5.04(c)(vi)(X).

(hhh) “Takeover Proposal” means any proposal, offer, inquiry or indication of interest from a Third Party or “group” (as defined in Section 13 of the Exchange Act) of Third Parties, whether involving a single or a series of related transactions, relating to (i) a merger, consolidation, share exchange or business combination involving PubCo or any of its Subsidiaries representing 20% or more of the PubCo Assets, revenues or earnings; (ii) a sale, lease, exchange, mortgage, transfer or other disposition of 20% or more of the PubCo Assets, revenues or earnings; (iii) a direct or indirect purchase or sale of shares of capital stock or other Stock Equivalents of PubCo (including the PubCo Shares) representing 20% or more of the voting power of the capital stock of PubCo or any successor or parent company thereto, including by way of a merger, business combination, share exchange, tender offer or exchange offer; (iv) a reorganization, recapitalization, liquidation or dissolution of PubCo; or (v) any other transaction having a similar effect to those described in clauses (i) through (iv), or any combination of the transactions in clauses (i) through (iv) in each case other than the Transactions.

(iii) “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

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(jjj) “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (A) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (B) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, escheat, abandoned and unclaimed property, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, (ii) any and all Liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), including pursuant to Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or non-U.S. Tax Law) and (iii) any and all Liability for the payment of any amounts described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person, or any successor or transferee Liability.

(kkk) “Third Party” means any Person or group other than the Company and its Affiliates.

Section 9.02 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean U.S. dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule, clause or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules, clause or Exhibits of this Agreement;

(e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 9.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(j) the word “or” shall be disjunctive but not exclusive;

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(k) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l) references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;

(m) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties;

(n) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o) references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

Section 9.03 No Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 9.03 shall not limit any covenant or agreement of the Parties which, by its terms, contemplates performance after the Effective Time.

Section 9.04 Governing Law. All matters arising out of or relating to this Agreement and the Transactions (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the Law of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

Section 9.05 Submission to Jurisdiction; Service. Each Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. The Parties agree that mailing of process or other papers in connection with any such Legal Action or proceeding in the manner provided in Section 9.07 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 9.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 9.07 Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to any PubCo Entity, to:

Bruush Oral Care, Inc.

210-128 West Hastings St.

Vancouver, BC, V6B 1G8

Attn: Aneil Manhas (email: aneil@bruush.com)

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With a copy which shall not constitute notice to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver BC Canada V6C 2T5

Attn: Garrett Lee (email: glee@dumoulinblack.com);

Justin Kates (email: jkates@dumoulinblack.com)

Lockett + Horwitz PLC

26632 Towne Centre Drive, Suite 300

Foothill Ranch, CA 92610

Attn: Jessica M. Lockett, Esq. (email: jlockett@lhlawpc.com)

If to the Company, to:

Arrive Technology Inc.

7601 East 88th Place, Building No.3

Indianapolis, Indiana 46256

Attn: Daniel S. O’Toole (email: dan@dronedek.com)

With a copy which shall not constitute notice to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, New Jersey 08830

Attn:	Joseph M. Lucosky, Esq., (email: jlucosky@lucbro.com)
Ian Liao, Esq., (email: iliao@lucbro.com)
Christopher Haunschild, Esq., (email: chaunschild@lucbro.com)

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by electronic mail, on the day on which such electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the third Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the first Business Day after the sending thereof.

Section 9.08 Amendment. This Agreement may be amended by the Parties at any time before the Effective Time, so long as such amendment has been duly approved by the board of directors of each of the PubCo Entities and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 9.09 Extension; Waiver. At any time before the Effective Time, PubCo Entities, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 9.10 Entire Agreement. This Agreement (and the exhibits hereto), the Company Disclosure Letter, the PubCo Disclosure Letter, the certificates delivered hereunder, and the Company Voting Agreements contain all of the terms, conditions and representations and warranties agreed to by the Parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in such documents has been made or relied upon by any of the Parties.

Section 9.11 No Third-Party Beneficiaries. Except (a) as provided in Section 5.08 (Directors’ and Officers’ Indemnification and Insurance), (b) for the provisions of Section 2.01, Section 2.02 and Section 2.03 (which, only from and after the Effective Time, shall be for the benefit of holders of PubCo Shares as of the Effective Time), (c) the rights of Covered Persons under Section 5.17, (d) the rights of the PubCo Related Parties and Company Related Parties under Section 7.06 and Section 9.18, (e) for the right of the Company on behalf of the holders of Company Common Stock, to pursue and collect the PubCo Termination Fee (and not monetary damages) solely in accordance with Section 7.06 with respect to any breach of this Agreement by the PubCo Entities which right is hereby expressly acknowledged and agreed by the PubCo Entities and (f) for the right of PubCo on behalf of the holders of PubCo Shares, to pursue and collect the Company Termination Fee (and not monetary damages) solely in accordance with Section 7.06 with respect to any breach of this Agreement by the Company which right is hereby expressly acknowledged and agreed by the Company, and the PubCo Entities and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The third-party beneficiary rights referenced in clause (e) of the preceding sentence may be exercised only by the Company (on behalf of holders of Company Common Stock) through actions expressly approved by the Company Board, and no holder of Company Common Stock, whether purporting to act in its capacity as such or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right. The third-party beneficiary rights referenced in clause (f) of the preceding sentence may be exercised only by PubCo (on behalf of holders of PubCo Shares) through actions expressly approved by the PubCo Board, and no holder of PubCo Shares, whether purporting to act in its capacity as such or purporting to assert any right (derivatively or otherwise) on behalf of PubCo, shall have any right or ability to exercise or cause the exercise of any such right.

Section 9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the Transactions may be consummated as originally contemplated to the fullest extent possible.

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Section 9.13 Rules of Construction. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Subject to and without limiting the introductory language to Article III and Article IV, each Party has or may have set forth information in the Company Disclosure Letter and PubCo Disclosure Letter, as applicable, in a section of such disclosure letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in the Company Disclosure Letter or PubCo Disclosure Letter shall not constitute an admission by the Company or PubCo, respectively, that such item is material, that such item has had or would have a Company Material Adverse Effect or PubCo Material Adverse Effect, as the case may be, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement.

Section 9.14 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns. No Party may assign or delegate, by operation of law or otherwise, all or any portion of its rights or Liabilities under this Agreement without the prior written consent of the other Parties, and any attempted or purported assignment or delegation in violation of this Section 9.14 shall be null and void.

Section 9.15 Remedies. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available except as otherwise provided in Section 7.06(d)(i), Section 7.06(d)(ii) and Section 9.16, the exercise by a Party of any one remedy hereunder shall not preclude the exercise by it of any other remedy hereunder to the extent permitted herein; provided, however, that, (a) without limiting the ability of the Company to pursue both specific performance pursuant to Section 9.16 (subject to the terms and conditions therein) prior to a valid termination of this Agreement and payment of the PubCo Termination Fee, under no circumstances shall the Company be permitted or entitled to receive both a grant of (i) specific performance pursuant to Section 9.16 (subject to the terms and conditions therein) and (ii) the payment the PubCo Termination Fee (subject to the limitations in Section 7.06(d) including the Maximum PubCo Liability Amount) and (b) without limiting the ability of the PubCo to pursue both specific performance pursuant to Section 9.16 (subject to the terms and conditions therein) prior to a valid termination of this Agreement and payment of the Company Termination Fee, under no circumstances shall PubCo be permitted or entitled to receive both a grant of (x) specific performance pursuant to Section 9.16 (subject to the terms and conditions therein) and (y) the payment of the PubCo Termination Fee (subject to the limitations in Section 7.06(d) including the Maximum Company Liability Amount).

Section 9.16 Specific Performance. The Parties agree that irreparable injury would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and further agree that, (a) notwithstanding the PubCo Termination Fee provided hereunder, damages to the Company caused by the non-occurrence of the Closing, including damages related to reputational harm, customer or employee losses, increased costs, harm to the Company’s business, and/or a reduction in the actual or perceived value of the Company or any of its direct or indirect Subsidiaries, would be difficult or impossible to calculate, (b) the provisions of Section 7.04(a) are not intended to and do not adequately compensate the Company for the harm that would result from a breach by PubCo, and will not be construed to diminish or otherwise impair in any respect any of the Company’s right to an injunction, specific performance or other equitable relief and (c) the right of specific performance is an integral part of this Agreement and without that right the Company would not have entered into this Agreement. Further, it is explicitly agreed that the Company shall have the right to an injunction or specific performance to the PubCo Entities’ obligations to consummate the Transactions. It is further agreed that the Company shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or other court of the United States as specified in Section 9.05, and the Parties hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. PubCo agrees that it will not oppose the granting of an injunction or specific performance on the basis that (x) the Company has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The foregoing notwithstanding, the Company agrees that its rights under this Section 9.16 shall terminate upon its acceptance of the PubCo Termination Fee.

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Section 9.17 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and signature pages by email in .pdf or .tif format (including any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

Section 9.18 Non-Recourse. This Agreement may only be enforced against the named Parties. All legal proceedings, Legal Actions, obligations, losses, damages, claims or causes of action (whether in contract, in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise) that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to (a) this Agreement or any of the other agreements or documents contemplated hereby, (b) the negotiation, execution or performance of this Agreement or any of the documents contemplated hereby (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other agreements or documents contemplated hereby), (c) any breach or violation of this Agreement (including the failure of any representation and warranty to be true or accurate) or any of the other agreements or documents contemplated hereby and (d) any failure of the Transactions or the other agreements or documents contemplated hereby to be consummated, in the case of clauses (a) and (d), may be made only against (and are those solely of) the Persons that are expressly named as parties to this Agreement, and then only to the extent of the specific obligations of such Persons set forth in this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each Party covenants, agrees and acknowledges that no recourse under this Agreement, any related document or any documents or instruments delivered in connection with this Agreement or any related document shall be had against any Company Related Party or PubCo Related Party, whether in contract, tort, equity, law or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

PUBCO
BRUUSH ORAL CARE, INC.

By:
Name:	Aneil Manhas
Title:	Chief Executive Officer

COMPANY
ARRIVE TECHNOLOGY INC.

By:
Name:
Title:

MERGER SUB
BRUUSH MERGER SUB INC.

By:
Name:	Aneil Manhas
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

[Reserved]

EXHIBIT B

[Reserved]

EXHIBIT C

Form of Lock-up Agreement

[See attached.]

EXHIBIT D

Form of Company Voting Agreement

[See attached.]

EXHIBIT E

Surviving Company Restated Certificate of Incorporation

[See attached.]

EXHIBIT F

Surviving Company Bylaws

[See attached.]